Exhibit No. 10(b)


                           REVOLVING CREDIT AGREEMENT
                          (SHORT-TERM CREDIT FACILITY)

                            DATED AS OF APRIL 3, 2003

                                  BY AND AMONG

                             SOUTHERN UNION COMPANY

                                 as the Borrower

                                       AND

                             THE BANKS NAMED HEREIN

                                  as the Banks

                                       AND

                               JPMORGAN CHASE BANK

                           as the Administrative Agent
                                       AND

                       BANK ONE, NA (Main Office-Chicago)

                            as the Syndication Agent
                                       AND

                               FLEET NATIONAL BANK

                           as the Documentation Agent
                                       AND
                           J.P. MORGAN SECURITIES INC.
                    as the Sole Book Runner and Lead Arranger

                           REVOLVING CREDIT AGREEMENT
                          (SHORT-TERM CREDIT FACILITY)

         SOUTHERN UNION COMPANY, a corporation organized under the laws of Delaware (hereinafter called the "Borrower"), the financial institutions listed on the signature pages hereof (collectively, the "Banks" and individually, a "Bank"), and JPMORGAN CHASE BANK, a New York banking corporation formerly known as The Chase Manhattan Bank ("JPMorgan") in its capacity as administrative agent (the "Agent") for the Banks hereunder, hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "Additional Costs" shall mean, with respect to any Rate Period in the case of any Eurodollar Rate Loan, all costs, losses or payments, as determined by any Bank in its sole and absolute discretion (which determination shall be conclusive in the absence of manifest error) that such Bank or its Domestic Lending Office or its Eurodollar Lending Office does, or would, if such Eurodollar Rate Loan were funded during such Rate Period by the Domestic Lending Office or the Eurodollar Lending Office of such Bank, incur, suffer or make by reason of:

         (a) any and all present or future taxes (including, without limitation, any interest equalization tax or any similar tax on the acquisition of debt obligations, or any stamp or registration tax or duty or official or sealed papers tax), levies, imposts or any other charge of any nature whatsoever imposed by any taxing authority on or with regard to any aspect of the transactions contemplated by this Agreement, except such taxes as may be measured by the overall net income of such Bank or its Domestic Lending Office or its Eurodollar Lending Office and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Bank's Domestic Lending Office or its Eurodollar Lending Office is located; and

         (b) any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Eurodollar Rate Loan because of or arising from (i) the introduction of, or any change (other than any change by way of imposition or increase of reserve requirements, in the case of any Eurodollar Rate Loan, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation or administration of, any law or regulation or (ii) the compliance with any request from any central bank or other governmental authority (whether or not having the force of law).

         "Additional Equity Offering" shall mean (a) a public offering by the Borrower of additional capital stock in the Borrower resulting in not less than $100,000,000.00 of net cash equity proceeds being received by the Borrower and
(b) any additional offering or issuance of capital stock, Equity-Preferred Securities or any other equity interests in Borrower or Southern Union Panhandle (to the extent permitted under Section 9.5), so long as all net cash proceeds from any such offering or issuance of equity described in clauses (a) or (b) above are applied in the following order: (i) first, to payment of the Bridge Loan until the same is fully paid; (ii) second, for other working capital needs of the Borrower or any of its Subsidiaries, including without limitation, the payment of the AIG Loan (but only to the extent not otherwise required to be applied to the Term Loan Facility, the Obligations under this Agreement and/or Debt outstanding under the Long-Term Credit Facility in accordance with the following clauses); (iii) third, 50% of the net cash proceeds, if any, received by the Borrower in excess of $125,000,000 in the aggregate from all Additional Equity Offerings shall be applied to the Term Loan Facility; and (iv) fourth, 50% of the net cash proceeds, if any, received by the Borrower in excess of $125,000,000 in the aggregate from all Additional Equity Offerings shall be applied to Obligations under this Agreement and/or Debt outstanding under the Long-Term Credit Facility.

         "Affiliate" shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise. If any Person shall own, directly or indirectly, beneficially or of record, twenty percent (20%) or more of the voting equity (whether outstanding capital stock, partnership interests or otherwise) of another Person, such Person shall be deemed to be an Affiliate.

         "Agent" shall have the meaning set forth in the preamble hereto.

         "Agreement" shall mean this Revolving Credit Agreement, as the same may be amended, modified, supplemented or restated from time to time.

         "AIG Entities" shall mean AIG Highstar Capital, L.P., a Delaware limited partnership, AIG Highstar Funding Corp., a Delaware corporation, and any other permitted owner and holder of any shares of stock or other equity interests in Southern Union Panhandle not owned and held by the Borrower or any of the Borrower's Subsidiaries.

         "AIG Loan" shall mean a credit facility to be provided to the Borrower by one or more of the AIG Entities in an aggregate principal amount not to exceed $150,000,000.00 for purposes of financing a portion of the acquisition costs for the Panhandle Eastern Acquisition, said loan to be (a) non-recourse to the Borrower and its Subsidiaries, (b) secured only by 28% of the issued and outstanding stock and other equity interests in Southern Union Panhandle, and
(c) subject to other terms and conditions acceptable to the Agent in all respects.

         "Alternate Base Rate" shall mean, for any day, a rate, per annum (rounds upward to the nearest 1/16 of 1%) equal to: (a) the greatest of (i) the Prime Rate (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) in effect on such day; or (ii) the Federal Funds Rate in effect for such day plus one-half of one percent (1/2%) (computed on the basis of the actual number of days elapsed over a year of 360 days).

         "Alternate Base Rate Loan" shall mean any Loan which bears interest at the Alternate Base Rate.

         "Applicable Lending Office" shall mean, with respect to each Bank, such Bank's (a) Domestic Lending Office in the case of an Alternate Base Rate Loan; and (b) Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

         "Assignment and Acceptance" shall have the meaning set forth in Section 12.13.

         "Available Senior Funded Debt Capacity" for any period shall mean, as of the first day of that period, the principal amount of additional Senior Funded Debt that the Borrower would be permitted to issue under the then existing indentures, note purchase agreements and credit agreements (other than the Agreement and other revolving credit agreements).

          "Bank" shall have the meaning set forth in the preamble hereto and shall include the Agent, in its individual capacity.

         "Borrower" shall have the meaning set forth in the preamble hereto.

         "Borrowing Date" shall mean a date upon which the Borrower has requested a Loan is to be made in a Notice of Borrowing delivered pursuant to
Section 2.1.

         "Bridge Loan" shall mean an unsecured short-term credit facility to be obtained by the Borrower in an aggregate principal amount not to exceed $115,000,000.00, and having a final stated maturity on or before September 1, 2003, for purposes of financing a portion of the acquisition costs for the Panhandle Eastern Acquisition, so long as such short-term credit facility is obtained upon terms and conditions substantially similar to the terms and conditions set forth in the term sheet attached hereto as Exhibit D

         "Business Day" shall mean a day when the Agent is open for business, provided that, if the applicable Business Day relates to any Eurodollar Rate Loan, it shall mean a day when the Agent is open for business and banks are open for business in the London interbank market and in New York City.

         "Capital Lease" shall mean any lease of any Property (whether real, personal, or mixed) which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of the lessee.

         "Capitalized Lease Obligations" shall mean, for the Borrower and its Subsidiaries, any of their obligations that should, in accordance with GAAP, be recorded as Capital Leases.

         "Cash Interest Expense" shall mean, for any period, total interest expense to the extent paid in cash (including the interest component of Capitalized Lease Obligations and capitalized interest and all dividends and interest paid on or with respect to Borrower's Structured Securities) of the Borrower and any Subsidiary for such period all as determined in conformity with GAAP.

         "Closing Date" shall mean April 3, 2003.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder issued by the Internal Revenue Service.

         "Commitment" shall have the meaning set forth in Section 2.1(a) and "Commitments" shall mean, collectively, the Commitments of all of the Banks.

         "Consolidated Net Income" shall mean for any period the consolidated net income of the Borrower and all Subsidiaries, determined in accordance with GAAP, for such period.

         "Consolidated Net Worth" shall mean, for any period for the Borrower and all Subsidiaries, (a) the sum of the following consolidated items, all determined in accordance with GAAP and without duplication: the consolidated stockholders' equity of all classes of stock (whether common, preferred, mandatorily convertible preferred or preference) of the Borrower and its Subsidiaries; the Equity-Preferred Securities; the other preferred securities of the Borrower's Subsidiaries not constituting Equity-Preferred Securities; and the minority interests in the Borrower's Subsidiaries, less (b) the sum of the following consolidated items, without duplication: the book amount of any deferred charges (including, but not limited to, unamortized debt discount and expenses, organization expenses, experimental and development expenses, but excluding prepaid expenses) that are not permitted to be recovered by the Borrower or its applicable Subsidiaries under rates permitted under rate tariffs, plus (c) the sum of all amounts contributed or paid by the Borrower to the Rabbi Trusts for purposes of funding the same, but only to the extent such contributions and payments are required to be deducted from the consolidated stockholders' equity of the Borrower and its Subsidiaries in accordance with GAAP.

         "Consolidated Total Capitalization" shall mean at any time the sum of:
(a) Consolidated Net Worth at such time; plus (b) the principal amount of outstanding Debt (other than (i) the Debt outstanding under the AIG Loan and (ii) to the extent included in Debt of the Borrower and its Subsidiaries, Equity-Preferred Securities not to exceed 10% of Consolidated Total Capitalization [calculated for purposes of this clause without reference to any Equity-Preferred Securities]) of the Borrower and its Subsidiaries.

         "Consolidated Total Indebtedness" shall mean all Debt of the Borrower and all Subsidiaries including any current maturities thereof, plus, without duplication, all amounts outstanding under Standby Letters of Credit and, without duplication, all Facility Letter of Credit Obligations, less, without duplication, (i) all Debt of the Borrower outstanding under the AIG Loan and
(ii) to the extent included in Debt of the Borrower and its Subsidiaries, Equity-Preferred Securities not to exceed 10% of Consolidated Total Capitalization (calculated for purposes of this clause without reference to any Equity-Preferred Securities).

         "Debt" means (without duplication), for any Person indebtedness for money borrowed determined in accordance with GAAP but in any event including,
(a) indebtedness of such Person for borrowed money or arising out of any extension of credit to or for the account of such Person (including, without limitation, extensions of credit in the form of reimbursement or payment obligations of such Person relating to letters of credit issued for the account of such Person) or for the deferred purchase price of property or services, except indebtedness which is owing to trade creditors in the ordinary course of business and which is due within thirty (30) days after the original invoice date; (b) indebtedness of the kind described in clause (a) of this definition which is secured by (or for which the holder of such Debt has any existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness or obligations; (c) Capitalized Lease Obligations of such Person; (d) obligations under direct or indirect Guaranties other than Guaranties issued by the Borrower covering obligations of the Southern Union Trusts under the Structured Securities. Whenever the definition of Debt is being used herein in order to compute a financial ratio or covenant applicable to the consolidated business of the Borrower and its Subsidiaries, Debt which is already included in such computation by virtue of the fact that it is owed by a Subsidiary of the Borrower will not also be added by virtue of the fact that the Borrower has executed a guaranty with respect to such Debt that would otherwise require such guaranteed indebtedness to be considered Debt hereunder. Nothing contained in the foregoing sentence is intended to limit the other provisions of this Agreement which contain limitations on the amount and types of Debt which may be incurred by the Borrower or its Subsidiaries.

         "Debtor Laws" shall mean all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar laws, or general equitable principles from time to time in effect affecting the rights of creditors generally.

         "Default" shall mean any of the events specified in Section 10, whether or not there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

         "Dollars" and "$" shall mean lawful currency of the United States of America.

         "Domestic Lending Office" shall mean, with respect to each Bank, the office of such Bank located at its "Address for Notices" set forth below the name of such Bank on the signature pages hereof or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

         "EBDIT" shall mean for any period the sum of (a) consolidated net earnings for the Borrower and its Subsidiaries (excluding for all purposes hereof all extraordinary items), plus (b) each of the following to the extent actually deducted in deriving such net earnings: (i) depreciation and amortization expense; (ii) interest expense; (iii) federal and state income taxes; and (iv) dividends charged against income on or with respect to Structured Securities, in each case before adjustment for extraordinary items, as shown in the financial statements of Borrower and its Subsidiaries referred to in Section 6.2 hereof (excluding for all purposes hereof all extraordinary items), and determined in accordance with GAAP, and (c) plus (or minus, if applicable) the net amount of non-cash deductions from (or additions to, if applicable) such net earnings for such period attributable to fluctuations in the market price(s) of securities which the Borrower is obligated to purchase in future periods under any of the Rabbi Trusts, but only to the extent that such deductions (or additions, if applicable) are required to be taken in accordance with GAAP.

         "Eligible Assignee" shall mean: (i) any Bank, or any Affiliate of any Bank, or any institution 100% of the voting stock of which is directly, or indirectly owned by such Bank or by the immediate or remote parent of such Bank; or (ii) a commercial bank, a foreign branch of a United States commercial bank, a domestic branch of a foreign commercial bank or other financial institution having in each case assets in excess of $1,000,000,000.00.

         "Environmental Law" shall mean (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. ss. 9601 et seq.), as amended from time to time, and any and all rules and regulations issued or promulgated thereunder ("CERCLA"); (b) the Resource Conservation and Recovery Act (as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A. ss. 6901 et seq.), as amended from time to time, and any and all rules and regulations promulgated thereunder ("RCRA"); (c) the Clean Air Act, 42 U.S.C.A. ss. 7401 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; (d) the Clean Water Act of 1977, 33 U.S.CA ss. 1251 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; (e) the Toxic Substances Control Act, 15 U.S.C.A. ss. 2601 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; or (f) any other federal or state law, statute, rule, or emulation enacted in connection with or relating to the protection or regulation of the environment (including, without limitation, those laws, statutes, rules, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Materials) and any rules and regulations issued or promulgated in connection with any of the foregoing by any governmental authority, and "Environmental Laws" shall mean each of the foregoing.

         "EPA" shall mean the Environmental Protection Agency, or any successor organization.

         "Equity-Preferred Securities" means (i) Debt, preferred equity or any other securities that are mandatorily convertible by the issuer thereof at a date certain, without cash payment by the issuer, into common shares of stock of the Borrower or (ii) any other securities (A) that are issued by the Borrower or any Subsidiary, (B) that are not subject to mandatory redemption at any time, directly or indirectly, (C) that are perpetual or mature not less than 30 years from the date of issuance, (D) the Debt component, if any, issued in connection therewith, including any guaranty, is subordinate in right of payment to all other unsecured and unsubordinated Debt of the issuer of such Debt component (including any such guaranty, if applicable), and (E) the terms of which permit the issuer thereof to defer at any time, without any additional payment or premium, the payment of any and all interest and/or distributions thereon, as applicable, to a date occurring after the Maturity Date.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations thereof issued by the Internal Revenue Service or the Department of Labor thereunder.

         "Eurocurrency Liabilities" shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Eurodollar Lending Office" shall mean, with respect to each Bank, the office of such Bank located at its "Address for Notices" set forth below the name of such Bank on the signature pages hereof, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

         "Eurodollar Rate" shall mean with respect to the applicable Rate Period in effect for each Eurodollar Rate Loan, the sum of (a) the quotient obtained by dividing (i) the annual rate of interest determined by the Agent, at or before 11:00 a.m. Houston time (or as soon thereafter as practicable), on the second Business Day prior to the first day of such Rate Period, to be the annual rate of interest at which deposits of Dollars are offered to the Agent by prime banks in whatever Eurodollar interbank market may be selected by the Agent in its sole discretion, acting in good faith, at the time of determination and in accordance with then existing practice in such market for delivery on the first day of such Rate Period in immediately available funds and having a maturity equal to such Rate Period in an amount substantially equal to the amount of such Eurodollar Rate Loan by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Rate Period, plus (b) an additional percentage per annum changing with the rating of the Borrower's unsecured, non-credit enhanced Senior Funded Debt and determined in accordance with the following grid:


                 ================================================================== ===================

                                                                                         Additional
                   Rating of the Borrower's unsecured, non-credit enhanced Senior      Percentage Per
                                             Funded Debt                                   Annum
                  ------------------------------------------------------------------ -------------------
                  ------------------------------------------------------------------ -------------------

                  Equal to or greater  than A3 by Moody's  Investor  Service,  Inc.
                  and equal to or greater  than A- by Standard  and Poor's  Ratings
                  Group                                                                    0.775%
                  ------------------------------------------------------------------ -------------------
                  ------------------------------------------------------------------ -------------------

                  Baa1 by Moody's  Investor  Service,  Inc. or BBB+ by Standard and
                                                            --
                  Poor's Ratings Group                                                     0.875%
                  ------------------------------------------------------------------ -------------------
                  ------------------------------------------------------------------ -------------------

                  Baa2 by Moody's  Investor  Service,  Inc. or BBB by Standard  and
                                                            --
                  Poor's Ratings Group                                                     1.000%
                  ------------------------------------------------------------------ -------------------
                  ------------------------------------------------------------------ -------------------

                  Baa3 by Moody's  Investor  Service,  Inc. or BBB- by Standard and
                                                            --
                  Poor's Ratings Group                                                     1.250%
                  ------------------------------------------------------------------ -------------------
                  ------------------------------------------------------------------ -------------------

                  Equal to or less than Ba1 by Moody's Investor  Service,  Inc. and
                                                                                ---
                  equal to or less than BB+ by Standard and Poor's Ratings Group           1.750%
                  ================================================================== ===================

In the event that Borrower withdraws from having its unsecured, non-credit enhanced Senior Funded Debt being rated by Moody's Investor Service, Inc. or Standard and Poor's Ratings Group, so that one or both of such ratings services fails to rate the Borrower's unsecured, non-credit enhanced Senior Funded Debt, the component of pricing from the grid set forth above for purposes of determining the applicable Eurodollar Rate for all Rate Periods commencing thereafter shall be 1.750% until such time as Borrower subsequently causes its unsecured, non-credit enhanced Senior Funded Debt to be rated by both of said ratings services.

       "Eurodollar Rate Loan" shall mean any Loan that bears interest at the Eurodollar Rate.

       "Eurodollar Rate Reserve Percentage" of the Agent for any Rate Period for any Eurodollar Rate Loan shall mean the reserve percentage applicable during such Rate Period (or if more than one such percentages shall be so applicable, the daily average of such percentages for those days in such Rate Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental, or other marginal reserve requirement) for member banks of the Federal Reserve System with deposits exceeding $1,000,000,000 with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Rate Period.

       "Event of Default" shall mean any of the events specified in Section 10, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

           "Exchange Company" shall mean Southern Union Exchange Company, a Delaware corporation and/or any other entity created and owned by Chicago Deferred Exchange Corporation that the Borrower hereafter enters into a "qualified exchange accommodation agreement" with for purposes of facilitating the Panhandle Eastern Acquisition.

         "Expiration Date" shall mean the last day of a Rate Period.

         "Facility Letter(s) of Credit" shall mean, in the singular form, any Standby Letter of Credit issued for the account of the Borrower under the Long-Term Credit Facility and, in the plural form, all such Standby Letters of Credit issued for the account of the Borrower.

         "Facility Letter of Credit Obligations" shall mean, at any particular time, the sum of (a) the Reimbursement Obligations, plus (b) the aggregate undrawn face amount of all outstanding Facility Letters of Credit, in each case as determined by the Agent.

         "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates (rounded to the nearest 1/100 of 1%) on overnight federal fund transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from Fulton Prebon and Garvin Guy Butler or two other federal funds brokers of recognized standing selected by the Agent.

         "Funded Debt" means all Debt of a Person which matures more than one year from the date of creation or matures within one year from such date but is renewable or extendible, at the option of such Person, by its terms or by the terms of any instrument or agreement relating thereto, to a date more than one year from such date or arises under a revolving credit or similar agreement which obligates Banks to extend credit during a period of more than one year from such date, including, without limitation, all amounts of any Funded Debt required to be paid or prepaid within one year from the date of determination of the existence of any such Funded Debt.

         "GAAP" shall mean generally accepted accounting principles, applicable to the circumstances as of the date of determination, applied consistently with such principles as applied in the preparation of the Borrowers audited financial statements referred to in Section 6.2.

         "General Intangibles" shall mean all of the Borrower's contract rights now existing or hereafter acquired, arising or created under contracts or arrangements for the purchase, sale, storage or transportation of gas or other Inventory.

         "Governmental Authority" shall mean any (domestic or foreign) federal, state, county, municipal, parish, provincial, or other government, or any department, commission, board, court, agency (including, without limitation, the EPA), or any other instrumentality of any of them or any other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of, or pertaining to, government, including, without limitation, any arbitration panel, any court, or any commission.

         "Governmental Requirement" means any Order, Permit, law, statute (including, without limitation, any Environmental Protection Statute), code, ordinance, rule, regulation, certificate, or other direction or requirement of any Governmental Authority.

         "Guaranty" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of another Person, including, without limitation, by means of an agreement to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to maintain financial covenants, or to assure the payment of such Debt by an agreement to make payments in respect of goods or services regardless of whether delivered or to purchase or acquire the Debt of another, or otherwise, provided that the term "Guaranty" shall not include endorsements for deposit or collection in the ordinary course of business.

         "Hazardous Materials" shall mean any substance which, pursuant to any Environmental Laws, requires special handling in its collection, use, storage, treatment or disposal, including but not limited to any of the following: (a) any "hazardous waste" as defined by RCRA; (b) any "hazardous substance" as defined by CERCLA; (c) asbestos; (d) polychlorinated biphenyls; (e) any flammables, explosives or radioactive materials; and (f) any substance, the presence of which on any of the Borrower's or any Subsidiary's properties is prohibited by any Governmental Authority.

         "Highest Lawful Rate" shall mean, with respect to each Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Notes or on other amounts, if any, due to such Bank pursuant to this Agreement, under laws applicable to such Bank which are presently in effect, or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "Indemnified Parties" shall have the meaning set forth in Section
12.16.

         "Interest Payment Date" shall mean (a) as to any Eurodollar Rate Loan in which the Rate Period with respect thereto is not greater than three (3) months, the date on which such Rate Period ends; (b) as to any Eurodollar Rate Loan in which the Rate Period with respect thereto is greater than three (3) months, the date on which the third month of such Rate Period ends, and the date on which each such Rate Period ends; (c) as to any Alternate Base Rate Loan in which the Rate Period with respect thereto is not greater than ninety (90) days, the date on which such Rate Period ends; (d) as to any Alternate Base Rate Loan in which the Rate Period with respect thereto is greater than ninety (90) days, the ninetieth (90th) day of such Rate Period, and the date on which each such Rate Period ends; and (e) as to all Loans, such time as the principal of and interest on the Notes shall have been paid in full.

         "Inventory" means, with respect to Borrower or any Subsidiary, all of such Person's now owned or hereafter acquired or created inventory in all of its forms and of every nature, wherever located, whether acquired by purchase, merger, or otherwise, and all raw materials, work in process therefor and finished goods thereof, and all supplies, materials, and products of every nature and description used, usable, or consumed in connection with the manufacture, packing, shipping, advertising, selling, leasing, furnishing, or production of such goods, and shall include, in any event, all "inventory" (within the meaning of such term in the Uniform Commercial Code in effect in any applicable jurisdiction), whether in mass or joint, or other interest or right of any kind in goods which are returned to, repossessed by, or stopped in transit by such Person, and all accessions to any of the foregoing and all products of any of the foregoing.

         "Investment" of any Person means any investment so classified under GAAP, and, whether or not so classified, includes (a) any direct or indirect loan advance made by it to any other Person; (b) any direct or indirect Guaranty for the benefit of such Person; provided, however, that for purposes of determining Investments of Borrower hereunder, the existing Guaranty by Borrower of certain tax increment financing extended by The Fidelity Deposit and Discount Bank to The Redevelopment Authority of the County of Lackawanna shall be deemed to not be an Investment; (c) any capital contribution to any other Person; and
(d) any ownership or similar interest in any other Person; and the amount of any Investment shall be the original principal or capital amount thereof (plus any subsequent principal or capital amount) minus all cash returns of principal or capital thereof.

         "Letter(s) of Credit" shall mean, in the singular form, any letter of credit issued by any Person for the account of the Borrower and, in the plural form, all such letters of credit issued by any Person for the account of the Borrower.

         "Lien" shall mean any mortgage, deed of trust, pledge, security interest, encumbrance, lien (including without limitation, any such interest arising under any Environmental Law), or similar charge of any kind (including without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or the interest of the lessor under any Capital Lease.

         "Loan" or "Loans" shall mean a loan or loans, respectively, from the Banks to the Borrower made under Section 2.1.

         "Loan Document" shall mean this Agreement, any Note, or any other document, agreement or instrument now or hereafter executed and delivered by the Borrower or any other Person in connection with any of the transactions contemplated by any of the foregoing, as any of the foregoing may hereafter be amended, modified, or supplemented, and "Loan Documents" shall mean, collectively, each of the foregoing.

         "Long-Term Credit Facility" means that certain $225,000,000.00 credit facility provided to the Borrower by the Banks, as evidenced and governed by the Long-Term Credit Facility Agreement.

         "Long-Term Credit Facility Agreement" means that certain Second Amended and Restated Revolving Credit Agreement dated May 29, 2001, executed by and among the Borrower, certain financial institutions that are parties thereto, and the Agent in connection with the Long-Term Credit Facility, as amended pursuant to the terms of that certain First Amendment of Second Amended and Restated Revolving Credit Agreement dated effective June 10, 2002 and that certain Second Amendment of Second Amended and Restated Revolving Credit Agreement of even effective date herewith, and as the same may hereafter may be further amended, modified, supplemented, or restated from time to time.

         "Long-Term Credit Facility Notes" means the promissory notes of the Borrower executed and delivered under the Long-Term Credit Facility Agreement.

         "Majority Banks" shall mean at any time Banks holding more than 50% of the unpaid principal amounts outstanding under the Notes, or, if no such amounts are outstanding, more than 50% of the Pro Rata Percentages.

         "Material Adverse Effect" shall mean any material adverse effect on (a) the financial condition, business, properties, assets, prospects or operations of the Borrower and its Subsidiaries taken as a whole, or (b) the ability of the Borrower to perform its obligations under this Agreement, any Note or any other Loan Document on a timely basis.

         "Maturity Date" shall mean April 1, 2004.

         "Non-Facility Letter of Credit" shall mean any Letter of Credit which is not a Facility Letter of Credit.

         "Note" or "Notes" shall mean a promissory note or notes, respectively, of the Borrower, executed and delivered under this Agreement.

         "Notice of Borrowing" shall have the meaning set forth in Section
2.1(c).

         "Obligations" shall mean all obligations of the Borrower to the Bank under this Agreement, the Notes and all other Loan Documents to which it is a party.

         "Officer's Certificate" shall mean a certificate signed in the name of the Borrower or a Subsidiary, as the case may be, by either its President, one of its Vice Presidents, its Treasurer, its Secretary, or one of its Assistant Treasurers or Assistant Secretaries.

         "Panhandle Eastern" shall mean Panhandle Eastern Pipe Line Company, a Delaware corporation.

         "Panhandle Eastern Acquisition" shall mean the acquisition by the Exchange Company of 100% of all issued and outstanding stock and other equity interests, if any, in Panhandle Eastern in accordance with the Panhandle Eastern Acquisition Agreement, so long as such acquisition is in substantial compliance with the following specified terms:

                (a) immediately after the finalization and consummation of such acquisition, Panhandle Eastern is a wholly-owned Subsidiary of the Exchange Company;

                (b) the aggregate consideration paid for all stock and other equity interests in Panhandle Eastern shall not exceed $663,000,000.00 in cash, with the source of said cash purchase price to be a combination of some or all of the following: (i) $406,000,000.00 of "like-kind" exchange proceeds previously received from the prior sale to ONEOK, Inc. of the "Southern Union Gas Company" Texas division and certain other related assets; (ii) the proceeds of the AIG Loan; (iii) the proceeds of the Additional Equity Offering, if any; (iv) the proceeds of the Bridge Loan, if required; and (v) other cash, if any, held by or available to the Borrower;

                (c) the Exchange Company shall make a Section 338(h)(10) election under the Code as part of the closing of such acquisition, and as soon as reasonably possible after the finalization and consummation of such acquisition, the Exchange Company shall cause Panhandle Eastern and each of its applicable Subsidiaries to convert from "C corporations" to limited liability companies after receipt of all requisite approvals and consents from any Governmental Authority, including without limitation, the Federal Energy Regulatory Commission;

                (d) immediately after such conversion of Panhandle Eastern and each of its applicable Subsidiaries from "C corporations" to limited liability companies, the Exchange Company shall distribute to the Borrower 100% of all membership and other equity interests in Panhandle Eastern, thus causing Panhandle Eastern to be a wholly-owned Subsidiary of the Borrower;

                (e) immediately after such distribution to the Borrower of 100% of all membership and other equity interests in Panhandle Eastern, the existing Debt of Panhandle Eastern and its Subsidiaries may cause Consolidated Total Indebtedness to increase by not more than $1,170,000,000.00 in the aggregate, provided that neither the Borrower nor any of its Subsidiaries existing prior to such distribution shall have, incur or assume any liability with respect to such existing Debt of Panhandle Eastern and its Subsidiaries;

                (f) one (1) Business Day after such distribution by the Exchange Company to the Borrower of all membership and other equity interests in Panhandle Eastern, the Borrower shall distribute to Southern Union Panhandle 100% of all membership and other equity interests in Panhandle Eastern; and

                (g) all requisite approvals and consents from any Governmental Authority with respect to the above-described acquisitions and distributions shall have been received by the Borrower in a form acceptable to the Agent.

         "Panhandle Eastern Acquisition Agreement" shall mean that certain Stock Purchase Agreement dated December 21, 2002, by and between CMS Gas Transmission Company, as seller, Southern Union Panhandle, as purchaser, and the Borrower and the AIG Entities, as sponsors, as the same may hereafter be amended, modified, supplemented, restated or replaced (the form of any such amendment, modification, etc. to be approved by the Agent, such approval to not be unreasonably withheld, conditioned or delayed), it being contemplated that such Stock Purchase Agreement will be assigned by the Borrower to the Exchange Company to facilitate the Panhandle Eastern Acquisition.

         "Panhandle Eastern Refinancing Debt" shall mean any Debt of Panhandle Eastern and/or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, any Debt of Panhandle Eastern and/or any of its Subsidiaries existing prior to the Exchange Company's acquisition of all stock and other equity interests in Panhandle Eastern in connection with the Panhandle Eastern Acquisition, provided, that:

                  (a) the principal amount of such Panhandle Eastern Refinancing Debt does not exceed the then outstanding principal amount of the Debt so extended, refinanced, renewed, replaced, defeased or refunded;

                  (b) the interest rate or rates to accrue under such Panhandle Eastern Refinancing Indebtedness do not exceed the lesser of (i) the interest rate or rates then accruing on the Debt so extended, refinanced, renewed, replaced, defeased or refunded or (ii) the prevailing market interest rate or rates which are then applicable to, and generally available for, Debt which is similar in type, amount, maturity and other terms to the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded;

                  (c) the maturities, amortization schedules, covenants, defaults, remedies, collateral security provisions (or absence thereof) and other terms of such Panhandle Eastern Refinancing Indebtedness, including without limitation, any restrictions on the payment by Panhandle Eastern and/or its applicable Subsidiaries of any dividends or other shareholder distributions, are in each case the same or more favorable to Panhandle Eastern and/or its applicable Subsidiaries as those in the Debt so extended, refinanced, renewed, replaced, defeased or refunded; and

                  (d) no Default or Event of Default has occurred and is continuing or would result from the issuance or origination of such Panhandle Eastern Refinancing Indebtedness.

         "Person" shall mean an individual, partnership, joint venture, corporation, joint stock company, bank, trust, unincorporated organization and/or a government or any department or agency thereof.

         "Plan" shall mean any plan subject to Title IV of ERISA and maintained for employees of the Borrower or of any member of a "controlled group of corporations," as such term is defined in the Code, of which the Borrower or any Subsidiary is a member, or any such plan to which the Borrower or any Subsidiary is required to contribute on behalf of its employees.

         "Prime Rate" shall mean, on any day, the rate determined by the Agent as being its prime rate for that day. Without notice to the Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said Prime Rate shall fluctuate, with each such change to be effective as of the date of each change in such Prime Rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent may make commercial or other loans at rates of interest at, above or below the Prime Rate.

         "Prior Acquisitions" shall mean collectively the Borrower's previous acquisitions of and mergers with Fall River Gas Company, Providence Energy Corporation and Valley Resources, Inc.

          "Pro-Rata Percentage" shall mean with respect to any Bank, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Bank's Commitment and the denominator of which shall be the aggregate amount of all the Commitments of the Banks, as adjusted from time to time in accordance with Section 3.6.

         "Property" shall mean any interest or right in any kind of property or asset, whether real, personal, or mixed, owned or leased, tangible or intangible, and whether now held or hereafter acquired.

         "Qualifying Assets" shall mean (i) equity interests owned one hundred percent (100%) by the Borrower in entities engaged primarily in one or more of the Borrower's lines of business described in Section 6.15 (singly, a "Qualified Entity," collectively, "Qualified Entities"), or productive assets used in one or more of such lines of business; provided, however, that as to any related group of such assets acquired for a purchase price of more than Sixty Million Dollars ($60,000,000.00) (including the amount of any Debt assumed or deemed incurred in connection with such acquisition), the Majority Banks shall have delivered to the Borrower their prior written consent; and (ii) equity interests of less than one hundred percent (100%) owned by the Borrower in one or more Qualifying Entities, provided that at any one time the amount of the Borrower's investment in Qualifying Assets described in clause (ii) (measured by the aggregate purchase price paid therefor, including the aggregate amount of Debt assumed or deemed incurred by Borrower in connection with such acquisitions) does not exceed ten percent (10%) of the Consolidated Net Worth of the Borrower and its Subsidiaries as of the applicable determination date.

         "Rabbi Trusts" shall mean those four (4) certain non-qualified deferred compensation irrevocable trusts existing as of the Closing Date, previously established by the Borrower for the benefit of its executive employees, so long as the assets in each of such trusts which have not yet been distributed to one or more executive employees of the Borrower remain subject to the claims of the Borrower's general creditors.

         "Rate Period" shall mean the period of time for which the Alternate Base Rate or the Eurodollar Rate shall be in effect as to any Alternate Base Rate Loan or Eurodollar Rate Loan, as the case may be, commencing with the Borrowing Date or the Expiration Date of the immediately preceding Rate Period, as the case may be, applicable to and ending on the effective date of any reborrowing made as provided in Section 2.2(a) as the Borrower may specify in the related Notice of Borrowing, subject, however, to the early termination provisions of the second sentence of Section 2.3(c) relating to any Eurodollar Rate Loan; provided, however, that any Rate Period that would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Rate Period shall end on the next preceding Business Day. For any Alternate Base Rate Loan, the Rate Period shall be 90 days; and for any Eurodollar Rate Loan the Rate Period may be 15 days, 1, 2, 3, or 6 months, in each case as specified in the applicable Notice of Borrowing, subject to the provisions of Sections 2.2 and 2.3.

         "Reimbursement Obligations" shall mean the reimbursement or repayment obligations of the Borrower with respect to Facility Letters of Credit issued for the account of the Borrower.

         "Release" shall mean a "release", as such term is defined in CERCLA.

         "Restricted Payment" shall mean the Borrower's declaration or payment of any dividend on, or purchase or agreement to purchase any of, or making of any other distribution with respect to, any of its capital stock, except any such dividend, purchase or distribution consisting solely of capital stock of the Borrower, and except any dividend or interest paid on or with respect to the Borrower's Structured Securities to the extent that such amounts are included in Cash Interest Expense.

         "Securities Act" shall have the meaning set forth in Section 12.1.

         "Senior Funded Debt" shall mean Funded Debt of the Borrower excluding Debt that is contractually subordinated in right of payment to any other Debt.

         "Senior Notes" means (a) the $475,000,000 of 7.6% Senior Notes of the Borrower previously placed with investors on or about January 31, 1994, and (b) the $300,000,000 of 8.25% Senior Notes of the Borrower previously placed with investors on or about November 3, 1999, as such Senior Notes may be amended, modified, or supplemented from time to time in accordance with the terms of this Agreement; and "Senior Note" means each such note individually.

         "Significant Property" shall mean at any time property or assets of the Borrower or any Subsidiary having a book value (net of accumulated depreciation taken in accordance with GAAP) of at least $5,000,000.00 or that contributed (or is an integrated physical portion of an assemblage of assets that contributed) at least 5% of the gross income of the owner thereof for the fiscal quarter most recently ended.

         "Southern Union Panhandle" shall mean Southern Union Panhandle Corp., a Delaware corporation formed by the Borrower for the purpose of ultimately owning and holding 100% of all issued and outstanding equity interests in Panhandle Eastern.

         "Southern Union Trust" means any of those certain Delaware business trusts organized for the sole purpose of purchasing Subordinated Debt Securities constituting a portion of, and described in the definition of, Structured Securities and issuing the Preferred Securities and Common Securities also constituting a portion of, and described in the definition of, Structured Securities, and having no assets other than the Borrower's Subordinated Debt Securities, the Guaranties (as described in the definition of Structured Securities) and the proceeds thereof. Southern Union Trusts shall be considered to be Subsidiaries for purposes hereof so long as their affairs are consolidated under GAAP and for federal income tax purposes with the affairs of the Borrower.

         "Standby Letter of Credit" shall mean any standby letter of credit issued to support obligations (contingent or otherwise) of the Borrower.

         "Structured Securities" shall mean collectively (a) the Subordinated Debt Securities, the Guaranties, the Common Securities and the Preferred Securities of the Southern Union Trusts, all as described and defined in the Registration Statement on Form S-3 filed by the Borrower with the Securities and Exchange Commission on March 25, 1995, and (b) subordinated debt securities, guaranties, common securities and/or preferred securities issued in connection with the consummation of the Prior Acquisitions in an aggregate face amount of not more than $150,000,000 upon terms and conditions substantially similar in all material respects to the terms and conditions described and defined in such Registration Statement on Form S-3 filed by the Borrower with the Securities and Exchange Commission on March 25, 1995. For all purposes of this Agreement, the amounts payable by Southern Union Trusts under the Preferred Securities and Common Securities (or similar securities provided for under subclause (b) above) and the amounts payable by the Borrower under the Subordinated Debt Securities or the Guaranties (or similar securities provided for under subclause (b) above) shall be treated without duplication, it being recognized that the amounts payable by Southern Union Trusts are funded with payments made or to be made by the Borrower to Southern Union Trusts and are also guaranteed by the Borrower under the Guaranties described in the S-3 mentioned above (or similar guaranties provided for under subclause (b) above).

         "Subsidiary" or "Subsidiaries" shall mean any corporation or corporations organized under the laws of any state of the United States of America, Canada, or any province of Canada, which conduct(s) the major portion of business in the United States of America or Canada and of which not less than 50% of the voting stock of every class (except for directors' qualifying shares), at the time as of which any determination is being made, is owned by the Borrower either directly or indirectly through other Subsidiaries.

         "Term Loan Facility" shall mean that certain term loan facility provided to the Borrower in an aggregate amount of $311,086,956.00 under the terms of that certain Amended and Restated Term Loan Credit Agreement dated July 15, 2002 by and among the Borrower, certain financial institutions that are parties thereto, and the Agent, as amended pursuant to the terms of that certain First Amendment of Amended and Restated Revolving Credit Agreement of even effective date herewith, and as the same may hereafter may be further amended, modified, supplemented, or restated from time to time.

         "Trunkline LNG Holdings" shall mean CMS Trunkline LNG Holdings, LLC, a Delaware limited liability company.

         "Trunkline LNG Holdings Sale" shall mean the sale by Panhandle Eastern to a third-party that is not an Affiliate of the Borrower or any of the AIG Entities of all or a portion of the issued and outstanding stock and other equity interests, if any, in Trunkline LNG Holdings, so long as such sale is finalized and consummated in substantial compliance with the following specified terms:

                (a) all cash proceeds received by Panhandle Eastern from such sale, less customary and reasonable transaction fees and the amount of all taxes payable by the Panhandle Eastern attributable to such sale, shall by fully distributed by Panhandle Eastern to Southern Union Panhandle, and in turn by Southern Union Panhandle to the Borrower and the AIG Entities;

                (b) all cash proceeds distributed to the Borrower from such sale shall be immediately applied against the Borrower's Debt in the following order: (i) first to the Bridge Loan until the same is fully paid; (ii) second, 50% of the remaining cash proceeds shall be applied to the Term Loan Facility; and (iii) the balance, if any, shall be applied to Obligations under this Agreement and/or Debt outstanding under the Long-Term Credit Facility; and

                (c) all requisite approvals and consents from any Governmental Authority with respect to such sale shall have been received by Panhandle Eastern in a form acceptable to the Agent.

         "Type" shall mean, with respect to any Loan, any Alternate Base Rate Loan or any Eurodollar Rate Loan.


2.       THE LOANS

2.1     The Loans

          (a) Subject to the terms and conditions and relying upon the representations and warranties of the Borrower herein set forth, each Bank severally agrees to make Loans to the Borrower on any one or more Business Days prior to the Maturity Date, up to an aggregate principal amount of Loans not exceeding at any time outstanding the amount set opposite such Banks name on the signature pages hereof (such Bank's "Commitment"). Within such limits and during such period and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow hereunder.

          (b) The Borrower shall execute and deliver to the Agent for each Bank to evidence the Loans made by each Bank under such Bank's Commitment, a Note, which shall be: (i) dated the date of the Closing Date; (ii) in the principal amount of such Bank's maximum Commitment; (iii) in substantially the form attached hereto as Exhibit A, with blanks appropriately filled; (iv) payable to the order of such Bank on the Maturity Date; and (v) subject to acceleration upon the occurrence of an Event of Default. Each Note shall bear interest on the unpaid principal amount thereof from time to time outstanding at the rate per annum determined as specified in Sections 2.2(a), 2.2(b), 2.3(b) and 2.3(c), payable on each Interest Payment Date and at maturity, commencing with the first Interest Payment Date following the date of each Note.

          (c) Each Loan shall be: (i) in the case of any Eurodollar Rate Loan, in an amount of not less than $1,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof; or (ii) in the case of any Alternate Base Rate Loan, in an amount of not less than $500,000.00 or an integral multiple of $100,000.00 in excess thereof and, at the option of the Borrower, any borrowing under this Section 2.1(c) may be comprised of two or more such Loans bearing different rates of interest. Each such borrowing shall be made upon prior notice from the Borrower to the Agent in the form attached hereto as Exhibit B (the "Notice of Borrowing") delivered to the Agent not later than 11:00 am (Houston time):
               (i) on the third Business Day prior to the Borrowing Date, if such borrowing consists of Eurodollar Rate Loans; and (ii) on the Borrowing Date, if such borrowing consists of Alternate Base Rate Loans. Each Notice of Borrowing shall be irrevocable and shall specify: (i) the amount of the proposed borrowing and of each Loan comprising a part thereof; (ii) the Borrowing Date; (iii) the rate of interest that each such Loan shall bear; (iv) the Rate Period with respect to each such Loan and the Expiration Date of each such Rate Period; and (v) the demand deposit account of the Borrower at JPMorgan into which the proceeds of the borrowing are to be deposited by the Agent. The Borrower may give the Agent telephonic notice by the required time of any proposed borrowing under this Section 2.1(c); provided that such telephonic notice shall be confirmed in writing by delivery to the Agent promptly (but in no event later than the Borrowing Date relating to any such borrowing) of a Notice of Borrowing. Neither the Agent nor any Bank shall incur any liability to the Borrower in acting upon any telephonic notice referred to above which the Agent believes in good faith to have been given by the Borrower, or for otherwise acting in good faith under this Section 2.1(c).

          (d) In the case of a proposed borrowing comprised of Eurodollar Rate Loans, the Agent shall promptly notify each Bank of the applicable interest rate under Section 2.2. Each Bank shall, before 11:00 am (Houston time) on the Borrowing Date, make available for the account of its Applicable Lending Office to the Agent at the Agent's address set forth in Section 12.4, in same day funds, its Pro Rata Percentage of such borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 7, on the Borrowing Date, the Agent shall make the borrowing available to the Borrower at its Applicable Lending Office in immediately available funds. Each Bank shall post on a schedule attached to its Note(s): (i) the date and principal amount of each Loan made under such Note; (ii) the rate of interest each such Loan will bear; and (iii) each payment of principal thereon; provided, however, that any failure of such Bank so to mark such Note shall not affect the Borrower's obligations thereunder; and provided further that such Bank's records as to such matters shall be controlling whether or not such Bank has so marked such Note. Any deposit to the Borrower's demand deposit account by the Agent or by JPMorgan (of funds received from the Agent) pursuant to a request (whether written or oral) believed by the Agent or by JPMorgan to be an authorized request by the Borrower for a Loan hereunder shall be deemed to be a Loan hereunder for all purposes with the same effect as if the Borrower had in fact requested the Agent to make such Loan.

          (e) Unless the Agent shall have received notice from a Bank prior to the date of any borrowing that such Bank will not make available to the Agent such Bank's Pro Rata Percentage of such borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such borrowing in accordance with this Section 2.1 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such Pro Rata Percentage available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, (i) in the case of the Borrower, at the interest rate applicable at the time to the Loans comprising such borrowing, and (ii) in the case of such Bank, at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan as part of such borrowing for purposes of this Agreement.

          (f) The failure of any Bank to make the Loan to be made by it as part of any borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any borrowing.

2.2      Interest Rate Determination

          (a) Except as specified in Sections 2.3(b) and 2.3(c), the Loans shall bear interest on the unpaid principal amount thereof from time to time outstanding, until maturity, at a rate per annum (calculated based on a year of 360 days in the case of the Eurodollar Rate or the Alternate Base Rate based on the Federal Funds Rate and a year of 365 or 366 days, as the case may be, in the case of the Alternate Base Rate based on the Prime Rate) equal to the lesser of (A) the rate specified in the Notice of Borrowing with respect thereto or (B) the Highest Lawful Rate from the first day to, but not including, the Expiration Date of the Rate Period then in effect with respect thereto.

          (b) Any principal, interest, fees or other amount owing hereunder, under any Note or under any other Loan Document that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest at a rate per annum equal to the lesser of (i) two percent (2%) above the Alternate Base Rate in effect from time to time or (ii) the Highest Lawful Rate.

2.3      Additional Interest Rate Provisions

          (a) The respective Note of each Bank may be held by the applicable Bank for the account of its respective Domestic Lending Office or its respective Eurodollar Lending Office, and may be transferred from one to the other from time to time as each Bank may determine.

          (b) If the Borrower shall have chosen the Eurodollar Rate in a Notice of Borrowing and prior to the Borrowing Date, any Bank in good faith determines (which determination shall be conclusive) that
               (i) deposits in Dollars in the principal amount of such Eurodollar Rate Loan are not being offered to the Eurodollar Lending Office of such Bank in the Eurodollar interbank market selected by such Bank in its sole discretion in good faith or
               (ii) adequate and reasonable means do not exist for ascertaining the chosen Eurodollar Rate in respect of such Eurodollar Rate Loan or (iii) the Eurodollar Rate for any Rate Period for such Eurodollar Rate Loan will not adequately reflect the cost to such Bank of making or maintaining such Eurodollar Rate Loan for such Rate Period, then such Bank will so notify the Borrower and the Agent and such Eurodollar Rate shall not become effective as to such Eurodollar Rate Loan on such Borrowing Date or at any time thereafter until such time thereafter as the Borrower receives notice from the Agent that the circumstances giving rise to such determination no longer apply.

          (c) Anything in this Agreement to the contrary notwithstanding, if at any time any Bank in good faith determines (which determination shall be conclusive) that the introduction of or any change in any applicable law, rule or regulation or any change in the interpretation or administration thereof by any governmental or other regulatory authority charged with the interpretation or administration thereof shall make it unlawful for the Bank (or the Eurodollar Lending Office of such Bank) to maintain or fund any Eurodollar Rate Loan, such Bank shall give notice thereof to the Borrower and the Agent. With respect to any Eurodollar Rate Loan which is outstanding when such Bank so notifies the Borrower, upon such date as shall be specified in such notice the Rate Period shall end and the lesser of (i) the Alternate Base Rate or (ii) the Highest Lawful Rate shall commence to apply in lieu of the Eurodollar Rate in respect of such Eurodollar Rate Loan and shall continue to apply unless and until the Borrower changes the rate as provided in Section 2.2(a). No more than five
               (5) Business Days after such specified date, the Borrower shall pay to such Bank (x) accrued and unpaid interest on such Eurodollar Rate Loan at the Eurodollar Rate in effect at the time of such notice to but not including such specified date plus (y) such amount or amounts (to the extent that such amount or amounts would not be usurious under applicable law) as may be necessary to compensate such Bank for any direct or indirect costs and losses incurred by it (to the extent that such amounts have not been included in the Additional Costs in calculating such Eurodollar Rate), but otherwise without penalty. If notice has been given by such Bank pursuant to the foregoing provisions of this Section 2.3(c), then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, such Eurodollar Rate shall not again apply to such Loan or any other Loan and the obligation of such Bank to continue any Eurodollar Rate Loan as a Eurodollar Rate Loan shall be suspended. Any such claim by such Bank for compensation under clause (y) above shall be accompanied by a certificate setting forth the computation upon which such claim is based, and such certificate shall be conclusive and binding for all purposes, absent manifest error.

          (d) THE BORROWER WILL INDEMNIFY EACH BANK AGAINST, AND REIMBURSE EACH BANK ON DEMAND FOR, ANY LOSS (INCLUDING LOSS OF REASONABLY ANTICIPATED PROFITS DETERMINED USING REASONABLE ATTRIBUTION AND ALLOCATION METHODS), OR REASONABLE COST OR EXPENSE INCURRED OR SUSTAINED BY SUCH BANK (INCLUDING WITHOUT LIMITATION, ANY LOSS OR EXPENSE INCURRED BY REASON OF THE LIQUIDATION OR REEMPLOYMENT OF DEPOSITS OR OTHER FUNDS ACQUIRED BY SUCH BANK TO FUND OR MAINTAIN ANY EURODOLLAR RATE LOAN) AS A RESULT OF (i) ANY ADDITIONAL COSTS INCURRED BY SUCH BANK; (ii) ANY PAYMENT OR REPAYMENT (WHETHER AUTHORIZED OR REQUIRED HEREUNDER OR OTHERWISE) OF ALL OR A PORTION OF ANY LOAN ON A DAY OTHER THAN THE EXPIRATION DATE OF A RATE PERIOD FOR SUCH LOAN; (iii) ANY PAYMENT OR PREPAYMENT (WHETHER REQUIRED HEREUNDER OR OTHERWISE) OF ANY LOAN MADE AFTER THE DELIVERY OF A NOTICE OF BORROWING BUT BEFORE THE APPLICABLE BORROWING DATE IF SUCH PAYMENT OR PREPAYMENT PREVENTS THE PROPOSED BORROWING FROM BECOMING FULLY EFFECTIVE; OR (iv) AFTER RECEIPT BY THE AGENT OF A NOTICE OF BORROWING, THE FAILURE OF ANY LOAN TO BE MADE OR EFFECTED BY SUCH BANK DUE TO ANY CONDITION PRECEDENT TO A BORROWING NOT BEING SATISFIED BY THE BORROWER OR DUE TO ANY OTHER ACTION OR INACTION OF THE BORROWER. ANY BANK DEMANDING PAYMENT UNDER THIS SECTION 2.3(d) SHALL DELIVER TO THE BORROWER AND THE AGENT A STATEMENT REASONABLY SETTING FORTH THE AMOUNT AND MANNER OF DETERMINING SUCH LOSS, COST OR EXPENSE. THE FACTS SET FORTH IN SUCH STATEMENT SHALL BE CONCLUSIVE AND BINDING FOR ALL PURPOSES, ABSENT MANIFEST ERROR.

          (e)  If,  after  the  date of this  Agreement,  any  Bank  shall  have determined that the adoption of any applicable law, rule, guideline, interpretation or regulation regarding capital
               adequacy,   or  any  change   therein,   or  any  change  in  the
               interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder and under similar lending arrangements to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material then the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

          (f) A certificate of such Bank setting forth such amount or amounts as shall be necessary to compensate such Bank as specified in subparagraph (e) above shall be delivered as soon as practicable to the Borrower (with a copy thereof to the agent) and to the extent determined in accordance with subparagraph (e) above shall be conclusive and binding, absent manifest error. The Borrower shall pay such Bank the amount shown as due on any such certificate within fifteen (15) days after such Bank delivers such certificate. In preparing such certificate, such Bank may employ such assumptions and allocations (consistently applied with respect to advances made by such Bank or commitments by such Bank to make advances) of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method (consistently applied with respect to advances made by such Bank or commitments by such Bank to make advances).

          (g) In calculating the Eurodollar Rate and the commitment fee payable under Section 4.1 hereof, and notwithstanding the provisions set forth in the definitions of Eurodollar Rate or in the pricing grid established for the commitment fee in Section 4.1 hereof, in the event that the ratings for Borrower's unsecured, non-credit enhanced Senior Funded Debt under Standard & Poor's Ratings Group and under Moody's Investor Service, Inc. fall within different rating categories which are not functional equivalents, the Eurodollar Rate and the commitment fee payable under Section 4.1 hereof shall be based on the higher of such ratings if there is only one category difference between the functional equivalents of such ratings, and if there is a two category difference between the functional equivalents of such ratings, the component of pricing from the grid set forth in such definitions or in
               Section 4.1 shall be based on the rating category which is then in the middle of or between the two category ratings which are then in effect.

2.4      Increase of Commitments

          (a) At any time after the Closing Date, the Agent may arrange for an existing Bank or another bank or financial institution, with the consent of the Borrower as to any such bank or financial institution that is not at such time a Bank (which consent shall not be unreasonably withheld or delayed so long as such bank or financial institution is an Eligible Assignee) to participate in a possible increase in the Commitments pursuant to the other terms and conditions of this Section 2.4;

          (b) Any such bank or financial institution that so elects to become a party to this Agreement and obtain a Commitment shall execute an agreement (a "New Bank Agreement"), in the form required by the Agent, with the Borrower and the Agent, whereupon such bank or financial institution (a "New Bank") shall become a Bank for all purposes hereunder to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and the signature pages hereof shall be deemed to add the name and Commitment of such New Bank, provided that the Commitment of any such New Bank shall be in an amount not less than $2,500,000;

          (c) If an existing Bank accepts an offer to increase its Commitment pursuant to this Section 2.4, such Bank shall execute a commitment increase agreement (a "Commitment Increase Agreement"), in the form required by the Agent, with the Borrower and the Agent, whereupon such Bank shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and the signature pages hereof shall be deemed to be amended to reflect such increase in the Commitment of such Bank;

          (d) The effectiveness of any New Bank Agreement or Commitment Increase Agreement shall be contingent upon receipt by the Agent of such corporate resolutions of the Borrower and legal opinions of in-house counsel to the Borrower, if any, as the Agent shall reasonably request with respect thereto;

          (e) If any bank or financial institution becomes a New Bank pursuant to Section 2.4(b) or if any Bank's Commitment is increased pursuant to Section 2.4(c), additional Loans made or issued on or after the effectiveness thereof (the "Re-Allocation Date") shall be made pro rata based on each Bank's (including each New Bank's) respective Commitment in effect on and after such Re-Allocation Date (except to the extent that any such pro rata borrowings or incurring of liability would result in any Bank making an aggregate principal amount of Loans in excess of its Commitment, in which case such excess amount will be allocated to, and made or incurred by, such New Bank and/or Banks with such increased Commitments to the extent of, and pro rata based on, their respective Commitments), and continuations of Eurodollar Rate Loans outstanding on such Re-Allocation Date shall be effected by repayment of such Eurodollar Rate Loans on the last day of the Rate Period applicable thereto and the extension of new Eurodollar Rate Loans pro rata based on the Banks' respective Commitments in effect on and after such Re-Allocation Date. In the event that on any such Re-Allocation Date there are Alternate Base Rate Loans outstanding, the Borrower shall make prepayments thereof and borrow new Alternate Base Rate Loans so that, after giving effect thereto, the Alternate Base Rate Loans outstanding are held pro rata based on the Banks' respective Commitments in effect on and after such Re-Allocation Date. In the event that on any such Re-Allocation Date there are Eurodollar Rate Loans outstanding, such Eurodollar Rate Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Rate Periods (unless the Borrower elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of such Eurodollar Rate Loans will be paid thereon to the respective Banks holding such Eurodollar Rate Loans pro rata based on the respective principal amounts thereof outstanding;

          (f) Notwithstanding anything to the contrary in this Section 2.4, (i) no Bank shall have any obligation to increase its Commitment under this Section 2.4 unless it agrees in writing to do so in its sole discretion, (ii) no Bank shall have any right to decrease the amount of its Commitment as a result of any requested increase of the Commitments pursuant to this Section 2.4, (iii) the Agent shall have no obligation to arrange, find or locate any New Bank to participate in any unsubscribed portion of any increase in the Commitments requested by the Borrower, (iv) each increase in the Commitments requested by the Borrower shall not be less than $2,500,000, and (v) after giving effect to any increase in the Commitments pursuant to this Section 2.4, the sum of the Commitments shall not exceed $150,000,000; and

          (g) The Borrower shall execute and deliver to the Agent (for delivery by the Agent to each applicable Bank) a new Note payable to each applicable Bank (including each New Bank) participating in any increase of the Commitments in the original principal amount of such Bank's Commitment after giving effect to any such increase of the Commitments.


3.       PAYMENTS AND PREPAYMENTS

3.1 Required Prepayments. The Borrower agrees to make prepayments of the Loans as follows:

          (a)  The  Borrower  agrees  that  if  at  any  time  it or  the  Agent determines that the aggregate principal amount of Loans outstanding exceeds the Commitments, then the Borrower shall make a prepayment of principal of the Loans in an amount at least equal to such excess.

          (b) Upon the Borrower's reduction or termination of the Commitments under Section 3.6, the Borrower shall make such prepayments as are required by the terms of Section 3.6.

          (c) Immediately upon the termination of any period of 180 consecutive calendar days in which the aggregate principal amount outstanding under the Notes, the Long-Term Credit Facility Notes and the Term Loan Facility has exceeded the Borrower's Available Senior Funded Debt Capacity outstanding under the Senior Notes, the Borrower will prepay the Notes, the Long-Term Credit Facility Notes and/or the Term Loan Facility by the amount of such excess, together with all interest accrued on such prepaid amount and such other amounts that may be required to be paid in consequence of such prepayment under Section 2.3(d).

          (d) All cash proceeds distributed to the Borrower from the Trunkline LNG Holdings Sale shall be immediately applied against the Borrower's Debt in the following order: (i) first to the Bridge Loan until the same is fully paid; (ii) second, 50% of the remaining cash proceeds shall be applied to the Term Loan
               Facility; and (iii) the balance, if any, shall be applied to Obligations under this Agreement and/or Debt outstanding under the Long-Term Credit Facility.

          (e) All net cash proceeds received by the Borrower from any Additional Equity Offerings shall be applied in the following order: (i) first, to payment of the Bridge Loan until the same is fully paid; (ii) second, for other working capital needs of the Borrower or any of its Subsidiaries, including without limitation, the payment of the AIG Loan (but only to the extent not otherwise required to be applied to the Term Loan Facility, the Obligations under this Agreement and/or Debt outstanding under the Long-Term Credit Facility in accordance with the following clauses); (iii) third, 50% of the net cash proceeds, if any, received by the Borrower in excess of $125,000,000 in the aggregate from all Additional Equity Offerings shall be applied to the Term Loan Facility; and (iv) fourth, 50% of the net cash proceeds, if any, received by the Borrower in excess of $125,000,000 in the aggregate from all Additional Equity Offerings shall be applied to Obligations under this Agreement and/or Debt outstanding under the Long-Term Credit Facility.

     3.2 Repayment of the Loans. Borrower shall repay the principal amount of each Loan, on the last day of the Rate Period for such Loan, together with all accrued and unpaid interest thereon as of such date, irrespective of any claim, set off, defense, or other right which the Borrower may have at any time against any Bank, the Agent or any other Person.

     3.3 Place of Payment or Prepayment. All payments and prepayments made in accordance with the provisions of this Agreement or of the Notes or of any other Loan Document in respect of commitment fees or of principal or interest on the Notes shall be made to the Agent for the account of the Banks at its Domestic Lending Office, no later than noon, Houston time, in immediately available funds. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make any payment due hereunder in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate. If and to the extent that the Agent receives any payment or prepayment from the Borrower and fails to distribute such payment or prepayment to the Banks ratably on the basis of their respective Pro Rata Percentage on the day the Agent receives such payment or prepayment, and such distribution shall not be so made by the Agent in full on the required day, the Agent shall pay to each Bank such Bank's Pro Rata Percentage thereof together with interest thereon at the Federal Funds Rate for each day from the date such amount is paid to the Agent by the Borrower until the date the Agent pays such amount to such Bank.

     3.4 No Prepayment Premium or Penalty.  Each prepayment  pursuant to Section
3.1 or 3.3 shall be without premium or penalty, subject in the case of Eurodollar Rate Loans to the provisions of Section 2.3(d).

     3.5 Taxes. All payments (whether of principal, interest, reimbursements or otherwise) under this Agreement or on the Notes shall be made by the Borrower without set off or counterclaim and shall be made free and clear of and without deduction for any present or future tax, levy, impost or any other charge, if any, of any nature whatsoever now or hereafter imposed by any taxing authority. If the making of such payments is prohibited by law, unless such a tax, levy, impost or other charge is deducted or withheld therefrom, the Borrower shall pay to the Banks, on the date of each such payment, such additional amounts as may be necessary in order that the net amounts received by the Banks after such deduction or withholding shall equal the amounts which would have been received if such deduction or withholding were not required.

     3.6 Reduction or Termination of Commitments. The Borrower may at any time or from time to time reduce or terminate the Commitment of each Bank by giving not less than ten (10) full Business Days' prior written notice to such effect to the Agent, provided that any partial reduction shall be in the amount of $1,000,000.00 or an integral multiple thereof. Concurrently with each such reduction or termination, all amounts in excess of the reduced Commitments shall be automatically due and payable and it is a condition to the effectiveness of such reduction that the Borrower shall immediately prepay the entire amount of such excess together with all accrued interest thereon and such other amounts that may be required to be paid in consequence of such prepayment under Section 2.3(d). Promptly after the Agent's receipt of such notice of reduction, the Agent shall notify each Bank of the proposed reduction and such reduction shall be effective on the date specified in the Borrower's notice with respect to such reduction and shall reduce the Commitment of each Bank proportionately in accordance with its Pro Rata Percentage. After each such reduction, the commitment fee shall be calculated upon the Commitments as so reduced. The Commitment of each Bank shall automatically terminate on the Maturity Date or in the event of acceleration of the maturity date of the Notes. Each reduction of the Commitment hereunder shall be irrevocable.

4.       COMMITMENT FEE AND OTHER FEES

     4.1 Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee based on a year of 360 days, from the Closing Date to, but not including, the Maturity Date (or such earlier date as of which all Commitments shall have terminated), on the daily average unused amount of each Bank's Commitment, such commitment fee to be payable quarterly in arrears on (a) the last day of each March, June, September, and December, commencing on June 30, 2003 and (b) the Maturity Date, at a rate per annum changing with the rating of the Borrower's unsecured, non-credit enhanced Senior Funded Debt, and determined in accordance with the following grid:


                  ================================================================== ===================

                   Rating of the Borrower's unsecured, non-credit enhanced Senior      Percentage Per
                                             Funded Debt                                   Annum
                  ------------------------------------------------------------------ -------------------
                  ------------------------------------------------------------------ -------------------

                  Equal to or greater  than A3 by Moody's  Investor  Service,  Inc.
                  and equal to or greater  than A- by Standard  and Poor's  Ratings
                  Group                                                                    0.105%
                  ------------------------------------------------------------------ -------------------
                  ------------------------------------------------------------------ -------------------

                  Baa1 by Moody's  Investor  Service,  Inc. or BBB+ by Standard and
                                                            --
                  Poor's Ratings Group                                                     0.130%
                  ------------------------------------------------------------------ -------------------
                  ------------------------------------------------------------------ -------------------

                  Baa2 by Moody's  Investor  Service,  Inc. or BBB by Standard  and
                                                            --
                  Poor's Ratings Group                                                     0.150%
                  ------------------------------------------------------------------ -------------------
                  ------------------------------------------------------------------ -------------------

                  Baa3 by Moody's  Investor  Service,  Inc. or BBB- by Standard and
                                                            --
                  Poor's Ratings Group                                                     0.175%
                  ------------------------------------------------------------------ -------------------
                  ------------------------------------------------------------------ -------------------

                  Equal to or less than Ba1 by Moody's Investor  Service,  Inc. and
                                                                                ---
                  equal to or less than BB+ by Standard and Poor's Ratings Group           0.250%
                  ================================================================== ===================

In the event that Borrower withdraws from having its unsecured, non-credit enhanced Senior Funded Debt being rated by Moody's Investor Service, Inc. or Standard and Poor's Ratings Group, so that one or both of such ratings services fails to rate the Borrower's unsecured, non-credit enhanced Senior Funded Debt, the component of pricing from the grid set forth above for purposes of determining the applicable commitment fee for all applicable periods commencing thereafter shall be 0.250% until such time as Borrower subsequently causes its unsecured, non-credit enhanced Senior Funded Debt to be rated by both of said ratings services.

     4.2 Fees Not Interest; Nonpayment. The fees described in this Agreement represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention, or forbearance of money, and the obligation of the Borrower to pay each fee described herein shall be in addition to, and not in lieu of, the obligation of the Borrower to pay interest, other fees described in this Agreement, and expenses otherwise described in this Agreement. Fees shall be payable when due in Dollars and in immediately available funds. The commitment fee referred to in Section 4.1 shall be non-refundable, and shall, to the fullest extent permitted by law, bear interest, if not paid when due, at a rate per annum equal to the lesser of (a) five percent (5%) above the Alternate Base Rate as in effect from time to time or (b) the Highest Lawful Rate.

     4.3 Utilization Fee. The Borrower agrees to pay to Agent, for the account of each Bank, a utilization fee at a rate per annum equal to 0.25%, based on a year of 360 days, from the Closing Date to, but not including, the Maturity Date (or such earlier date as of which the Commitments have been terminated), on the daily average of the aggregate principal amount of the Loans outstanding on those days when such aggregate principal amount of the Loans outstanding exceeds thirty-three percent (33%) of the aggregate amount of the Commitments, such utilization fee to be payable quarterly in arrears on (a) the last day of each March, June, September, and December, commencing on June 30, 2003, and (b) the Maturity Date.


5.       APPLICATION OF PROCEEDS

5.1 Application of Proceeds. The Borrower agrees that the proceeds of the Loans shall be used:

               (a)  to  provide  working  capital  and  for  general   corporate
                    purposes;

               (b) to finance the acquisition of Qualifying Assets, which Qualifying Assets may be acquired on a revolving basis as long as at any one time the amount of the Borrower's investment in Qualifying Assets does not exceed the amounts set forth in clause (i) and clause (ii) of the definition of Qualifying Assets as applicable; provided, however, that the prior written consent of the Majority Banks shall be required for the use of Loan proceeds to finance any portion of any such acquisition described in clause (i) of the definition of Qualifying Assets requiring the payment of more than $60,000,000;

               (c) to finance the Borrower's open market acquisition of its own 7.60% Senior Notes due 2024; provided, however, that such use, together with the use of proceeds of the Long-Term Credit Facility for such purpose, if any, shall be limited to an aggregate amount advanced to $40,000,000; and

               (d) to finance the Borrower's repurchase of its own common stock and preferred equity securities; provided, however, that such use, together with the use of proceeds of the Long-Term Credit Facility for such purpose, if any, shall be limited to an aggregate amount advanced to $50,000,000.

6.       REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

     6.1 Organization and Qualification. The Borrower and each Subsidiary: (a) are corporations duly organized, validly existing, and in good standing under the laws of their respective states of incorporation; (b) have the corporate or organizational power to own their respective properties and to carry on their respective businesses as now conducted; and (c) are duly qualified as foreign corporations (or, in the case of any Southern Union Trust, trusts) to do business and are in good standing in every jurisdiction where such qualification is necessary except when the failure to so qualify would not or does not have a Material Adverse Effect. The Borrower is a corporation organized under the laws of Delaware and has the Subsidiaries listed on Schedule 6.1 attached hereto and hereby made a part hereof for all purposes, and no others, each of which is a Delaware corporation unless otherwise noted. None of the Subsidiaries listed on
Schedule 6.1 as "Inactive Subsidiaries," conducts or will conduct any business, and none of such Subsidiaries has any assets other than minimum legal capitalization.

     6.2 Financial Statements. The Borrower has furnished the Banks with (a) the Borrower's annual audit reports containing the Borrower's consolidated balance sheets, statements of income and stockholder's equity and a cash flow statements as at and for the twelve month period ending June 30, 2001, accompanied by the certificate of Price Waterhouse Coopers and (b) the Borrower's unaudited financial report as of the fiscal quarter ending December 31, 2001. These statements are complete and correct and present fairly in accordance with GAAP, consistently applied throughout the periods involved, the consolidated financial position of the Borrower and the Subsidiaries and the results of its and their operations as at the dates and for the periods indicated subject, as to interim statements only, to changes resulting from customary end-of-year credit adjustments which in the aggregate will not be material. There has been no material adverse change in the condition, financial or otherwise, of the Borrower or any Subsidiary since December 31, 2001.

     6.3 Litigation. Except as disclosed on Schedule 6.3 or pursuant to Section 6.16, there is no: (a) action or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary before any court, administrative agency or arbitrator which is reasonably expected to have a Material Adverse Effect; (b) judgment outstanding against the Borrower for the payment of money; or (c) other outstanding judgment, order or decree affecting the Borrower or any Subsidiary before or by any administrative or governmental authority, compliance with or satisfaction of which may reasonably be expected to have a Material Adverse Effect.

     6.4 Default. Neither the Borrower nor any Subsidiary is in default under or in violation of the provisions of any instrument evidencing any Debt or of any agreement relating thereto or any judgment, order, law, writ, injunction or decree of any court or any order, regulation or demand of any administrative or governmental instrumentality which default or violation might have a Material Adverse Effect.

     6.5 Title to Assets. The Borrower and each Subsidiary have good and marketable title to their respective assets, subject to no Liens except those permitted in Section 9.2.

     6.6 Payment of Taxes. The Borrower and each Subsidiary have filed all tax returns required to be filed and have paid all taxes shown on said returns and all assessments which are due and payable (except such as are being contested in good faith by appropriate proceedings for which adequate reserves for their payment have been provided in a manner consistent with the accounting practices followed by the Borrower as of December 31, 2001). The Borrower is not aware of any pending investigation by any taxing authority or of any claims by any governmental authority for any unpaid taxes, except as disclosed on Schedule 6.6.

     6.7 Conflicting or Adverse Agreements or Restrictions. Neither the Borrower nor any Subsidiary is a party to any contract or agreement or subject to any restriction which would have a Material Adverse Effect. Neither the execution and delivery of this Agreement or the Notes or any other Loan Document nor the consummation of the transactions contemplated hereby nor fulfillment of and compliance with the respective terms, conditions and provisions hereof or of the Notes or of any instruments required hereby will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation or imposition of any lien (other than as contemplated or permitted by this Agreement) on any of the property of the Borrower or any Subsidiary pursuant to (a) the charter or bylaws applicable to the Borrower or any Subsidiary; (b) any law or any regulation of any administrative or governmental instrumentality; (c) any order, writ, injunction or decree of any court; or (d) the terms, conditions or provisions of any agreement or instrument to which the Borrower or any Subsidiary is a party or by which it is bound or to which it is subject.

     6.8 Authorization, Validity, Etc. The Borrower has the corporate power and authority to make, execute, deliver and carry out this Agreement and the transactions contemplated herein, to make the borrowings provided for herein, to execute and deliver the Notes and to perform its obligations hereunder and under the Notes and the other Loan Documents to which it is a party and all such action has been duly authorized by all necessary corporate proceedings on its part. This Agreement has been duly and validly executed and delivered by the Borrower and constitutes the valid and legally binding agreement of the Borrower enforceable in accordance with its terms, except as limited by Debtor Laws; and the Notes and the other Loan Documents, when duly executed and delivered by the Borrower pursuant to the provisions hereof, will constitute the valid and legally binding obligation of the Borrower enforceable in accordance with the terms thereof and of this Agreement, except as limited by Debtor Laws.

     6.9 Investment Company Act Not Applicable. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     6.10 Public Utility Holding Company Act Not Applicable. Neither the Borrower nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", or an affiliate of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     6.11 Regulations G, T, U and X. No Loan shall be a "purpose credit secured directly or indirectly by margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System ("margin stock"); none of the proceeds of any Loan will be used to extend credit to others for the purpose of purchasing or carrying any margin stock, or for any other purpose which would constitute this transaction a "purpose credit secured directly or indirectly by margin stock" within the meaning of said Regulation U, as now in effect or as the same may hereafter be in effect. Neither the Borrower nor any Subsidiary will take or permit any action which would involve the Banks in a violation of Regulation G, Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or a violation of the Securities Exchange Act of 1934, in each case as now or hereafter in effect. After applying proceeds of the Loans and the Long-Term Credit Facility used to acquire the equity interests described in the definition of "Qualifying Assets", not more than twenty-five percent (25%) of the value (as determined by any reasonable method) of the assets subject to the negative pledge set forth in
Section 9.2 of the Credit Agreement and the restrictions on disposition of assets set forth in Section 9.8 of the Credit Agreement is represented by margin stock.

     6.12 ERISA. No Reportable Event (as defined in ss. 4043(b) of ERISA) has occurred with respect to any Plan. Each Plan complies in all material respects with a applicable provisions of ERISA, and the Borrower and each Subsidiary have filed all reports required by ERISA and the Code to be filed with respect to each Plan. The Borrower has no knowledge of any event which could result in a liability of the Borrower or any Subsidiary to the Pension Benefit Guaranty Corporation. The Borrower and each Subsidiary have met all requirements with respect to funding the Plans imposed by ERISA or the Code. Since the effective date of Title IV of ERISA, there have not been any, nor are there now existing any, events or conditions that would permit any Plan to be terminated under circumstances which would cause the lien provided under ss. 4068 of ERISA to attach to any property of the Borrower or any Subsidiary. The value of the Plans' benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plans' assets allocable to such benefits as of the date of this Agreement and shall not be permitted to do so hereafter.

     6.13 No Financing of Certain Security Acquisitions. None of the proceeds of any Loan will be used to acquire any security in any transaction that is subject to ss.13 or ss.14 of the Securities Exchange Act of 1934, as amended, except the equity interests described in subparagraph (ii) of the definition of "Qualifying Assets".

     6.14 Franchises, Co-Licenses, Etc. The Borrower and each Subsidiary own or have obtained all the material governmental permits, certificates of authority, leases, patents, trademarks, service marks, trade names, copyrights, franchises and licenses, and rights with respect thereto, required or necessary (or, in the sole and independent judgment of the Borrower, prudent) in connection with the conduct of their respective businesses as presently conducted or as proposed to be conducted.

     6.15 Lines of Business. The nature of the Borrower's lines of business are predominately the following: (a) the operation of energy distribution and transportation services, including without limitation, natural gas sales and transportation and distribution, propane sales and distribution and promotion, marketing and sale of compressed natural gas and liquified natural gas; (b) the development and marketing of fuel cell and distributive energy options; (c) electric marketing/generation; and (d) sales and rentals of appliances utilizing one or more of the fuel or energy options specified in this Section 6.15.

     6.16 Environmental Matters. Except as disclosed in Schedule 6.16, all facilities and property owned or leased by the Borrower or any Subsidiary have been and continue to be, owned or leased and operated by the Borrower and each Subsidiary in material compliance with all Environmental Laws; (i) there has not been (during the period of the Borrower's, or a Subsidiary's ownership or lease) any Release of Hazardous Materials at, on or under any property now (or, to the Borrower's knowledge, previously) owned or leased by the Borrower or any Subsidiary (A) in quantities that would be required to be reported under any Environmental Law, (B) that required, or may reasonably be expected to require, the Borrower to expend funds on remediation or cleanup activities pursuant to any Environmental Law except for remediation or clean-up activities that would not be reasonably expected to have a Material Adverse Effect, or (C) that otherwise, singly or in the aggregate, has, or may reasonably be expected to have, a Material Adverse Effect; (ii) the Borrower and each Subsidiary have been issued and are in material compliance with all permits, certificates, approvals, orders, licenses and other authorizations relating to environmental matters necessary for their respective businesses; and (iii) there are no polychlorinated biphenyls (PCB's) or asbestos-containing materials or surface impoundments in any of the facilities now (or, to the knowledge of the Borrower, previously) owned or leased by the Borrower or any Subsidiary, except for asbestos-containing materials of the type and in quantities that, to the knowledge of the borrower, do not currently require remediation, and if remediation of such asbestos-containing materials is hereafter required for any reason, such remediation activities would not reasonably be expected to have a Material Adverse Effect; (iv) Hazardous Materials have not been generated, used, treated, recycled, stored or disposed of in any of the facilities or on any of the property now (or, to the knowledge of the Borrower, previously) owned or leased by the Borrower or any Subsidiary during the time of the Borrower's or such Subsidiary's ownership or leased by the Borrower or any Subsidiary during the time of the Borrower's or such Subsidiary's ownership except in material compliance with all applicable Environmental Laws; and (v) all underground storage tanks located on the property now (or, to the knowledge of the Borrower, previously) owned or leased by the Borrower or any Subsidiary have been (and to the extent currently owned or leased are) operated in material compliance with all applicable Environmental Laws.

     6.17 No Agreements Prohibiting Pledge of Southern Union Panhandle Stock. Except for the applicable negative covenants of this Agreement, the Long-Term Credit Facility Agreement, the Term Loan Facility and the Bridge Loan, the Borrower is not a party to any contract or other agreement with any Person that directly or indirectly prohibits the Borrower from granting any Lien against the stock or other equity interests in Southern Union Panhandle (whether common, preferred or another class of equity ownership) at any time owned and held by the Borrower as security for any Debt of the Borrower or any of its Subsidiaries.


7.       CONDITIONS

         The obligation of the Banks to make any Loans is subject to the following conditions:

7.1      Representations True and No Defaults

     (a) The representations and warranties contained in Section 6 shall be true and correct on and as of the particular Borrowing Date as though made on and as of such date;

     (b) The Borrower shall not be in default in the due performance of any covenant on its part contained in this Agreement;

     (c) No material adverse change shall have occurred with respect to the business, assets, properties or condition (financial or otherwise) of the Borrower reflected in the quarterly financial statements of the Borrower dated December 31, 2001 (copies of such unaudited financial statements having been supplied to the Agent and each Bank); and

     (d) No Event of Default or Default shall have occurred and be continuing.

     7.2 Governmental Approvals. The Borrower shall have obtained all orders, approvals or consents of all public regulatory bodies required for the making and carrying out of this Agreement, the making of the borrowings pursuant hereto, the issuance of the Notes to evidence such borrowings.

     7.3 Compliance With Law. The business and operations of the Borrower and each Subsidiary as conducted at all times relevant to the transactions contemplated by this Agreement to and including the close of business on the particular Borrowing Date shall have been and shall be in compliance in all material respects with all applicable State and Federal laws, regulations and orders affecting the Borrower and each Subsidiary and the business and operations of any of them.

     7.4 Notice of Borrowing and Other Documents. On each Borrowing Date, the Banks shall have received (a) a Notice of Borrowing; and (b) such other documents and certificates relating to the transactions herein contemplated as the Banks may reasonably request.

     7.5 Payment of Fees and Expenses. The Borrower shall have paid (a) all expenses of the type described in Section 12.3 through the date of such Loan and
(b) all closing, structuring and other invoiced fees owed as of the Closing Date to the Agent, any of the Banks and/or J.P. Morgan Securities Inc. by the Borrower under this Agreement or any other written agreement between the Borrower and the Agent, the applicable Bank(s) or J.P. Morgan Securities Inc. The Borrower hereby agrees to fully pay on the Closing Date all of such expenses, closing, structuring and other fees described in the preceding sentence that are then owing on the Closing Date, to the extent that Borrower has been presented an invoice for the same on or before the Closing Date.

     7.6 Loan Documents, Opinions and Other Instruments. As of the Closing Date, the Borrower shall have delivered to the Agent the following: (a) this Agreement, each of the Notes and all other Loan Documents required by the Agent and the Banks to be executed and delivered by the Borrower in connection with this Agreement; (b) a certificate from the Secretary of State of the State of Delaware as to the continued existence and good standing of the Borrower in the State of Delaware; (c) a certificate from Secretary of State of the State of Texas as to the continued qualification of the Borrower to do business in the State of Texas; (d) a current certificate from the Office of the Comptroller of the State of Texas as to the good standing of the Borrower in the State of Texas; (e) a Secretary's Certificate executed by the duly elected Secretary or a duly elected Assistant Secretary of the Borrower, in a form acceptable to the Agent, whereby such Secretary or Assistant Secretary certifies that one or more corporate resolutions adopted by the Board of Directors of the Borrower remain in full force and effect authorizing the Borrower to secure Loans in accordance with the terms of this Agreement; and (f) a legal opinion from in-house counsel for the Borrower, dated as of the Closing Date, addressed to the Agent and the Lenders and otherwise acceptable in all respects to the Agent in its discretion.

8.       AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that, so long as the Borrower may borrow hereunder and until payment in full of the Notes, and its other obligations under this Agreement and the other Loan Documents the Borrower will:

8.1      Financial Statements and Information.  Deliver to the Banks:

          (a) as soon as available, and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual audit report of the Borrower and the Subsidiaries for such fiscal year containing a balance sheet, statements of income and stockholders equity and a cash flow statement, all in reasonable detail and certified by Price Waterhouse Coopers or another independent certified public accountant of recognized standing satisfactory to the Banks. The Borrower will obtain from such accountants and deliver to the Banks at the time said financial statements are delivered the written statement of the accountants that in making the examination necessary to said certification they have obtained no knowledge of any Event of Default or Default, or if such accountants shall have obtained knowledge of any such Event of Default or Default, they shall state the nature and period of existence thereof in such statement; provided that such accountants shall not be liable directly or indirectly to ------------- the Banks for failure to obtain knowledge of any such Event of Default or Default; and

          (b) as soon as available, and in any event within sixty (60) days after the end of each quarterly accounting period in each fiscal year of the Borrower (excluding the fourth quarter), an unaudited financial report of the Borrower and the Subsidiaries as at the end of such quarter and for the period then ended, containing a balance sheet, statements of income and stockholders equity and a cash flow statement, all in reasonable detail and certified by a financial officer of the Borrower to have been prepared in accordance with GAAP, except as may be explained in such certificate; and

          (c) copies of all statements and reports sent to stockholders of the Borrower or filed with the Securities and Exchange Commission; and

          (d) such additional financial or other information as the Banks may reasonably request including, without limitation, copies of such monthly, quarterly, and annual reports of gas purchases and sales that the Borrower is required to deliver to or file with governmental bodies pursuant to tariffs and/or franchise agreements.

All financial statements specified in clauses (a) and (b) above shall be furnished in consolidated and consolidating form for the Borrower and all Subsidiaries with comparative consolidated figures for the corresponding period in the preceding year. Together with each delivery of financial statements required by clauses (a) and (b) above, the Borrower will deliver to the Banks
(i) such schedules, computations and other information as may be required to demonstrate that the Borrower is in compliance with its covenants in Section 9.1 or reflecting any noncompliance therewith as at the applicable date and (ii) an Officer's Certificate stating that there exists no Event of Default or Default, or, if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Borrower has taken or proposes to take with respect thereto. The Banks are authorized to deliver a copy of any financial statement delivered to it to any regulatory body having jurisdiction over them, and to disclose same to any prospective assignees or participant Lenders.

8.2      Lease and Investment Schedules.  Deliver to the Banks:

          (a) from time to time and, in any event, with each delivery of annual financial statements under Section 8.1(a), a current, complete schedule of all agreements to rent or lease any property (personal, real or mixed, but not including oil and gas leases) to which the Borrower or any Subsidiary is a party lessee and which, considered independently or collectively with other leases with the same lessor, involve an obligation by the Borrower or a Subsidiary to make payments of at least $250,000.00 in any year, showing the total amounts payable under each such agreement, the amounts and due dates of payments thereunder and containing a description of the rented or leased property, and all other information the Majority Banks may request; and

          (b) with each delivery of annual financial statements under Section 8.1(a) a current complete schedule listing all debt exceeding $200,000.00 in principal amount outstanding and equity owned or held by the Borrower or any Subsidiary containing all information required by, and in a form satisfactory to, the Banks, except for such debt or equity of Subsidiaries.

     8.3 Books and Records. Maintain, and cause each Subsidiary to maintain, proper books of record and account in accordance with sound accounting practices in which true, full and correct entries will be made of all their respective dealings and business affairs.

     8.4 Insurance. Maintain, and cause each Subsidiary to maintain, insurance with financially sound, responsible and reputable companies in such types and amounts and against such casualties, risks and contingencies as is customarily carried by owners of similar businesses and properties, and furnish to the Banks, together with each delivery of annual financial statements under Section 8.1(a), an Officer's Certificate containing full information as to the insurance carried.

     8.5 Maintenance of Property. Cause its Significant Property and the Significant Property of each Subsidiary to be maintained, preserved, protected and kept in good repair, working order and condition so that the business carried on in connection therewith may be conducted properly and efficiently, except for normal wear and tear.

     8.6 Inspection of Property and Records. Permit any officer, director or agent of the Agent or any Bank, on written notice and at such Banks expense, to visit and inspect during normal business hours any of the properties, corporate books and financial records of the Borrower and each Subsidiary and discuss their respective affairs and finances with their principal officers, all at such times as the Agent or any Bank may reasonably request.

     8.7 Existence, Laws, Obligations. Maintain, and cause each Subsidiary to maintain, its corporate existence and franchises, and any license agreements and tariffs that permit the recovery of a return that the Borrower considers to be fair (and as to licenses, franchises, and tariffs that are subject to regulatory determinations of recovery of returns, the Borrower has presented or is presenting favorable defense thereof); and to comply, and cause each Subsidiary to comply, with all statutes and governmental regulations noncompliance with which might have a Material Adverse Effect, and pay, and cause each Subsidiary to pay, all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which if unpaid might become a lien against the property of the Borrower or any Subsidiary except liabilities being contested in good faith. Notwithstanding the foregoing, the Borrower may dissolve those certain inactive and minimally capitalized Subsidiaries designated as such on Schedule 6.1.

     8.8 Notice of Certain Matters. Notify the Agent Bank immediately upon acquiring knowledge of the occurrence of any of the following events: (a) the institution or threatened institution of any lawsuit or administrative proceeding affecting the Borrower or any Subsidiary that is not covered by insurance (less applicable deductible amounts) and which, if determined adversely to the Borrower or such Subsidiary, could reasonably be expected to have a Material Adverse Effect; (b) the occurrence of any material adverse change, or of any event that in the good faith opinion of the Borrower is likely, to result in a material adverse change, in the assets, liabilities, financial condition, business or affairs of the Borrower or any Subsidiary; (c) the occurrence of any Event of Default or any Default; or (d) a change by Moody's Investors Service, Inc. or by Standard and Poor's Ratings Group in the rating of the Borrower's Funded Debt.

     8.9 ERISA. At all times:

          (a) maintain and keep in full force and effect each Plan;

          (b) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the minimum funding standards requirements of ERISA;

          (c) immediately upon acquiring knowledge of any "reportable event" or of any "prohibited transaction" (as such terms are defined in the Code ss.
     4043) in connection with any Plan, furnish the Banks with a statement executed by the president or chief financial officer of the Borrower setting forth the details thereof and the action which the Borrower proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto;

          (d) notify the Banks promptly upon receipt by the Borrower or any Subsidiary of any notice of the institution of any proceeding or other action which may result in the termination of any Plan and furnish to the Banks copies of such notice;

          (e) acquire and maintain in amounts satisfactory to the Banks from either the Pension Benefit Guaranty Corporation or authorized private insurers, when available, the contingent employer liability coverage insurance required under ERISA;

          (f) furnish the Banks with copies of the summary annual report for each Plan filed with the Internal Revenue Service as the Agent or the Banks may request; and

          (g) furnish the Banks with copies of any request for waiver of the funding standards or extension of the amortization periods required by ss. 303 and ss. 304 of ERISA or ss. 412 of the Code promptly after the request is submitted to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be.

     8.10 Compliance with Environmental Laws. At all times:

          (a) use and operate, and cause each Subsidiary to use and operate, all of their respective facilities and properties in material compliance with all Environmental Laws; keep, and cause each Subsidiary to keep, all necessary permits, approvals, orders, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith; handle, and cause each Subsidiary to handle, all Hazardous Materials in material compliance with all applicable Environmental Laws; and dispose, and cause each Subsidiary to dispose, of all Hazardous Materials generated by the Borrower or any Subsidiary or at any property owned or leased by them at facilities or with carriers that maintain valid permits, approvals, certificates, licenses or other authorizations for such disposal under applicable Environmental Laws;

          (b) promptly notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of the facilities and properties of the Borrower and each Subsidiary under, or their respective compliance with, applicable Environmental Laws wherein the condition or the noncompliance that is the subject of such claim, complaint, notice, or inquiry involves, or could reasonably be expected to involve, liability of or expenditures by the Borrower and its Subsidiaries of $10,000,000.00 or more; and

          (c) provide such information and certifications which the Banks may reasonably request from time to time to evidence compliance with this
     Section 8.10.

     8.11 PGA Clauses. The Borrower will use its best efforts to maintain in force provisions in all of its tariffs and franchise agreements that permit the Borrower to recover from customers substantially all of the amount by which the cost of gas purchases exceeds the amount currently billed to customers for the delivery of such gas (sometimes referred to as PGA clauses).

     8.12 Additional Equity Offering. On or before September 1, 2003, the Borrower agrees to (a) cause the Additional Equity Offering to be consummated and finalized, and (b) if the Bridge Loan is then outstanding, cause the proceeds received by the Borrower from such Additional Equity Offering to be utilized to fully pay the Bridge Loan.

     8.13 Bridge Loan Commitments. On or before April 4, 2003, the Borrower agrees to cause to be delivered to the Agent valid and binding written loan commitments for the Bridge Loan, accepted by the Borrower, from one or more lenders in an aggregate amount of not less than $100,000,000.00.

9.       NEGATIVE COVENANTS

         So long as the Borrower may borrow hereunder and until payment in full of the Notes, except with the written consent of the Banks:

     9.1 Capital Requirements. The Borrower will not:

          (a) permit its Consolidated Net Worth at the end of any fiscal quarter to be less than the sum of (i) $741,887,000, (ii) 40% of Consolidated Net Income (if positive) for the period commencing on January 1, 2002 and ending on the date of determination, and treated as a single accounting period; (iii) the difference between (A) 100% of the net proceeds of any issuance of capital or preferred stock or any other Equity-Preferred Securities by the Borrower or any consolidated Subsidiary, including without limitation, the Additional Equity Offering, received by the Borrower or such consolidated Subsidiary at any time after January 1, 2002; and (B) the aggregate amount of all redemption or repurchase payments hereafter made, if any, by the Borrower and any such consolidated Subsidiary in connection with the repurchase by the Borrower or any such consolidated Subsidiary of any of their respective capital or preferred stock; (iv) without duplication, the difference between (A) 100% of the net proceeds heretofore and hereafter received by the Borrower and any consolidated Subsidiary in respect of the issuance by the Borrower or such consolidated Subsidiary of the Structured Securities, and (B) the aggregate amount of all redemption payments hereafter made, if any, by the Borrower and any such consolidated Subsidiary in connection with the redemption of any of the Structured Securities; and (v) the minority interests in the Borrower's Subsidiaries; or

          (b) permit the ratio of its Consolidated Total Indebtedness to its Consolidated Total Capitalization to be greater than (i) 0.65 to 1.00 at the end of any fiscal quarter ending prior to the Exchange Company's acquisition of all stock and other equity interests in Panhandle Eastern in connection with the Panhandle Eastern Acquisition; (ii) 0.75 to 1.00 at the end of any fiscal quarter ending on or after the Exchange Company's acquisition of all stock and other equity interests in Panhandle Eastern in connection with the Panhandle Eastern Acquisition, but before the consummation of either the Additional Equity Offering or the Trunkline LNG Holdings Sale, (iii) 0.70 to 1.00 at the end of any fiscal quarter ending on or after the consummation of either the Additional Equity Offering or the Trunkline LNG Holdings Sale, and (iv) 0.65 to 1.00 at the end of any fiscal quarter ending on or after the earlier to occur of (A) the consummation of both the Additional Equity Offering and the Trunkline LNG Holdings Sale or (B) December 31, 2003; or

          (c) acquire, or permit any Subsidiary to acquire, any assets other than (i) investments permitted under Section 9.4, or (ii) Qualifying Assets; or

          (d) permit the ratio of EBDIT to Cash Interest Expense for the four fiscal quarters most recently ended (considered as a single accounting period) at any time to be less than 2.00 to 1.00 at all times; or

          (e) permit the aggregate outstanding principal amount of the Notes, the Long-Term Credit Facility Notes and the Term Loan Facility to exceed for a period of 180 consecutive days the Borrower's Available Senior Funded Debt Capacity.

     9.2 Mortgages, Liens, Etc. The Borrower will not, and will not permit any Subsidiary to, create or permit to exist any Lien (including the charge upon assets purchased under a conditional sales agreement, purchase money mortgage, security agreement or other title retention agreement) upon any of its respective assets, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income, except:

          (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings;

          (b) other Liens incidental to the conduct of its business or the ownership of its assets that were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and that do not in the aggregate materially detract from the value of such assets or materially impair the use thereof in the operation of such business;

          (c) Liens on assets of a Subsidiary to secure obligations of such Subsidiary to the Borrower or another Subsidiary; and

          (d) Liens on property existing at the time of acquisition thereof by the Borrower or any Subsidiary, including without limitation, (i) any property acquired by the Borrower in consummating and finalizing any of the Prior Acquisitions, (ii) any Liens existing on any property of Panhandle Eastern or any of its Subsidiaries to secure existing Debt of Panhandle Eastern or any of its Subsidiaries on the date the Exchange Company acquires all stock and other equity interests in Panhandle Eastern in connection with the Panhandle Eastern Acquisition, and (iii) any Liens against any property of Panhandle Eastern or any of its Subsidiaries to secure Panhandle Eastern Refinancing Debt (provided such Liens are limited to property of Panhandle Eastern or any of its Subsidiaries securing the Debt so extended, refinanced, renewed, replaced, defeased or refunded), or purchase money Liens placed on an item of real or personal property purchased by the Borrower or any Subsidiary to secure a portion of the purchase price of such property, including without limitation, any Liens against up to 28% of the stock and other equity interests in Southern Union Panhandle granted by the Borrower as security for the AIG Loan; provided that no such Lien may encumber or cover any other property of the Borrower or any Subsidiary.

     9.3 Debt. The Borrower will not, and will not permit any Subsidiary to, incur or permit to exist any Debt, except:

          (a) Debt evidenced by the Notes, the Long-Term Credit Facility Notes, the Facility Letter of Credit Obligations or outstanding under the Term Loan Facility, the AIG Loan, the Bridge Loan and any Equity-Preferred Securities (to the extent the same constitutes Debt) not in default, as well as (i) existing Debt of Panhandle Eastern and/or any of its Subsidiaries otherwise permitted in the definition of "Panhandle Eastern Acquisition," (ii) any Panhandle Eastern Refinancing Debt, (iii) any loans or advances of proceeds of the AIG Loan, the Bridge Loan and/or the Additional Equity Offering by the Borrower to Southern Union Panhandle for purposes of financing the Panhandle Eastern Acquisition, (iv) any loans or advances by the Borrower to Panhandle Eastern and/or any of the Borrower's other Subsidiaries permitted under Section 9.4(b) and (v) any working capital credit facility or facilities provided directly to Panhandle Eastern and/or any of Panhandle Eastern's Subsidiaries by any party other than the Borrower, so long as the principal amount of all such outstanding working capital facilities, together with the outstanding principal amount of any working capital loans or advances by the Borrower to Panhandle Eastern and/or any of Panhandle Eastern's Subsidiaries, does not exceed $25,000,000 in the aggregate at any time;

          (b) Debt of any Subsidiary to the Borrower or any other Subsidiary;

          (c) Debt existing as of December 31, 2002 as reflected on financial statements delivered under Section 6.2(b) and refinancings thereof other than Debt that has been refinanced by the proceeds of Loans or the proceeds of the Long-Term Credit Facility;

          (d) endorsements in the ordinary course of business of negotiable instruments in the course of collection;

          (e) Debt of the Borrower or any Subsidiary representing the portion of the purchase price of property acquired by the Borrower or such Subsidiary that is secured by Liens permitted by the provisions of Section 9.2(d); provided, however, that at no time may the aggregate principal amount of such Debt outstanding exceed thirty percent (30%) of the Consolidated Net Worth of the Borrower and its Subsidiaries as of the applicable determination date;

          (f) Debt evidenced by Senior Notes; and

          (g) additional Debt of the Borrower and Structured Securities of the Borrower and the Southern Union Trusts provided that after giving effect to the issuance thereof, there shall exist no Default or Event of Default; and: (i) the ratio of Consolidated Total Indebtedness to Consolidated Total Capitalization shall be no greater than (A) 0.65 to 1.00 at all times prior to the date the Exchange Company acquires all stock and other equity interests in Panhandle Eastern in connection with the Panhandle Eastern Acquisition, (B) 0.75 to 1.00 at all times on and after the date the Exchange Company acquires all stock and other equity interests in Panhandle Eastern in connection with the Panhandle Eastern Acquisition, but before the consummation of either the Additional Equity Offering or the Trunkline LNG Holdings Sale, (C) 0.70 to 1.00 at all times on or after the consummation of either the Additional Equity Offering or the Trunkline LNG Holdings Sale, and (D) 0.65 to 1.00 at all times on and after the earlier to occur of (x) the consummation of both the Additional Equity Offering and the Trunkline LNG Holdings Sale or (y) December 31, 2003; (ii) the ratio of EBDIT for the four fiscal quarters most recently ended to pro forma Cash Interest Expense for the following four fiscal quarters shall be no less than 2.00 to 1.0 at all times; provided, however, that if the additional Debt for which the determinations required to be made by this subparagraph (g) will be used to finance in whole or in part the consideration to be paid by the Borrower for the acquisition of any entity otherwise permitted under the terms of this Agreement, the determination of EBDIT for purposes of this ratio shall include not only the EBDIT of the Borrower and its Subsidiaries for the four fiscal quarters most recently ended, but shall also include the EBDIT of such entity to be acquired for such four fiscal quarters most recently ended; and (iii) (A) such Debt and Structured Securities shall have a final maturity or mandatory redemption date, as the case may be, no earlier than the Maturity Date and shall mature or be subject to mandatory redemption or mandatory defeasance no earlier than the Maturity Date (as so extended) and shall be subject to no mandatory redemption or "put" to the Borrower or any Southern Union Trust exercisable, or sinking fund or other similar mandatory principal payment provisions that require payments to be made toward principal, prior to such Maturity Date (as so extended); or (B) (x) such additional Debt shall have a final maturity date prior to the Maturity Date, (y) such additional Debt shall not exceed One Hundred Million Dollars ($100,000,000.00) in the aggregate plus Twenty Million Dollars ($20,000,000.00) of reimbursement obligations incurred in connection with Non-Facility Letters of Credit issued by a Bank or Banks or by any other financial institution; provided, however, that for purposes of determining the aggregate amount of such additional Debt for purposes of this subclause (y), the Debt of the Borrower under the Term Loan Facility shall not be included and such Debt under the Term Loan Facility shall be deemed to be permitted Debt for purposes of this subclause (y), and (z) such additional Debt shall be borrowed from a Bank or Banks as a loan or loans arising independent of this Agreement, the Long-Term Credit Facility Agreement or the Term Loan Facility or shall be borrowed from a financial institution that is not a Bank under this Agreement, the Long-Term Credit Facility Agreement or the Term Loan Facility.

     9.4 Loans, Advances and Investments. The Borrower will not, and will not permit any Subsidiary to, make or have outstanding any loan or advance to, or own or acquire any stock or securities of or equity interest or other Investment in, any Person, except (without duplication):

          (a) stock or other equity interests of (i) the  Subsidiaries  named in
     Section 6.1; (ii) other entities that are acquired by the Borrower or any Subsidiary but that are promptly merged with and into the Borrower; (iii) Southern Union Panhandle, Panhandle Eastern and any Subsidiaries of Panhandle Eastern acquired as a result of the Panhandle Eastern Acquisition; and (iv) the same Qualifying Entities as the Qualifying Entities under subparagraph (ii) of the definition of "Qualifying Assets," provided that at any one time the aggregate purchase price paid for such stock in such Qualifying Entities, including the aggregate amount of Debt assumed or deemed incurred by Borrower in connection with the purchase of such stock, is not more than ten percent (10%) of the Consolidated Net Worth of the Borrower and its Subsidiaries as of the applicable determination date, and further provided that Investments of the type described in clauses (ii) and (iv) of this Section 9.4(a) shall be permitted only after the consummation and finalization of both the Additional Equity Offering and the Trunkline LNG Holdings Sale and the payment in full of the AIG Loan;

          (b) loans or advances to a Subsidiary, as well as advances of proceeds of the AIG Loan, the Bridge Loan and/or the Additional Equity Offering by the Borrower to the Exchange Company for purposes of facilitating the consummation of the Panhandle Eastern Acquisition; provided, however, that the principal amount of such loans and advances for working capital purposes at any time outstanding to Panhandle Eastern and/or any of Panhandle Eastern's Subsidiaries, together with the principal amount of any outstanding working capital credit facility or facilities provided directly to Panhandle Eastern and/or any of Panhandle Eastern's Subsidiaries by any party other than the Borrower, does not exceed $25,000,000 in the aggregate at any time;

          (c) Securities maturing no more than 180 days after Borrower's purchase that are either:

               (i) readily marketable securities issued by the United States or its agencies or instrumentalities; or

               (ii) commercial paper rated "Prime 2" by Moody's Investors Service, Inc. ("Moody's") or A-2 by Standard and Poor's Ratings Group ("S&P"); or

               (iii)   certificates  of  deposit  or  repurchase   contracts  on
          customary terms with financial institutions in which deposits are insured by any agency or instrumentality of the United States; or

               (iv) readily marketable securities received in settlement of liabilities created in the ordinary course of business; or

               (v) obligations of states, agencies, counties, cities and other political subdivisions of any state rated at lest MIG2, VMIG2 or Aa by Moody's or AA by S&P; or

               (vi) loan participations in credits in which the borrower's debt is rated at least Aa or Prime 2 by Moody's or AA or A-2 by S&P; or

               (vii) money market mutual funds that are regulated by the Securities and Exchange Commission, have a dollar-weighted average stated maturity of 90 days or fewer on their investments and include in their investment objectives the maintenance of a stable net asset value of $1 for each share.

          (d) other equity interests owned by a Subsidiary on the date of this Agreement and such additional equity interests to the extent (but only to the extent) that such Subsidiary is legally obligated to acquire those interests on the date of this Agreement, in each case as disclosed to the Banks in writing;

          (e) loans or advances by the Borrower to customers in connection with and pursuant to marketing and merchandising products that the Borrower reasonably expects to increase sales of the Borrower or Subsidiaries, provided that: (i) such loans must be either less than $2,000,000.00 to any one customer (or group of affiliated customers, shown on the Borrower's records to be Affiliates); and (ii) all such loans must not exceed $24,000,000.00 in the aggregate outstanding at any time;

          (f) travel and expense advances in the ordinary course of business to officers and employees;

          (g) stock or securities of or equity interests in, any Person provided that, after giving effect to the acquisition and ownership thereof, the Borrower is in compliance with the provisions of Section 9.1(c) of this Agreement; and

          (h) loans, advances or other Investments by the Borrower or any Subsidiary not otherwise permitted under the other provisions of this
     Section 9.4, so long as the sum of the outstanding balance of all of such loans and advances and the purchase price paid for all of such other Investments does not exceed in the aggregate seven percent (7%) of the Consolidated Net Worth of the Borrower and its Subsidiaries as of the applicable determination date.

     9.5 Stock and Debt of Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, sell or otherwise dispose of any shares of stock, other equity interests or Debt of any Subsidiary, or permit any Subsidiary to issue or dispose of its stock (other than directors' qualifying shares), except for the following: (i) the sale, transfer or issuance of stock, other equity interests or Debt of any Subsidiary to the Borrower or another Subsidiary of the Borrower; (ii) the sale of up to 28% of all stock and other equity interests owned by the Borrower in Southern Union Panhandle upon terms reasonably acceptable to the Agent, so long as the proceeds of such equity sale are utilized to fully pay the AIG Loan; (iii) the sale of stock in Trunkline LNG
Holdings and Debt of Trunkline LNG Holdings as a result of the Trunkline LNG Holdings Sale; (iv) the issuance by Southern Union Trusts of preferred beneficial interests in public offerings of Borrower's Structured Securities, and (v) the issuance by other Subsidiaries of the Borrower formed for the purpose of issuing Equity-Preferred Securities.

     9.6 Merger, Consolidation, Etc. The Borrower will not, and will not permit any Subsidiary to, merge or consolidate with any other Person or sell, lease, transfer or otherwise dispose of (whether in one transaction or a series of transactions) all or a substantial part of its assets or acquire (whether in one transaction or a series of transactions) all or a substantial part of the assets of any Person, except that:

          (a)  any  Subsidiary  may  merge  or  consolidate  with  the  Borrower
     (provided   that  the  Borrower   shall  be  the  continuing  or  surviving
     corporation) or with any one or more Subsidiaries;

          (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Borrower or another Subsidiary;

          (c) the Borrower may acquire the assets of any Person, provided that, after giving effect to such acquisition, the Borrower is in compliance with the provisions of Sections 9.1(c); and

          (d) the Borrower or any Subsidiary may sell, lease, assign or otherwise dispose of assets as otherwise permitted under Section 9.8.

     9.7 Supply and Purchase Contracts. The Borrower will not, and will not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property if such contract requires that payment for such materials, supplies or other property shall be made regardless of whether or not delivery is ever made or tendered of such materials, supplies and other property, except in those circumstances and involving those supply or purchase contracts that the Borrower reasonably considers to be necessary or helpful in its operations in the ordinary course of business and that the Borrower reasonably considers not to be unnecessarily burdensome on the Borrower or its Subsidiaries.

     9.8 Sale or Other Disposition of Assets. The Borrower will not, and will not permit any Subsidiary to, except as permitted under this Section 9.8, sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or any part of its Property (whether now owned or hereafter acquired); provided, however, that (i) the Borrower or any Subsidiary may in the ordinary course of business dispose of (a) Property consisting of Inventory; and (b) Property consisting of goods or equipment that are, in the opinion of the Borrower or any Subsidiary, obsolete or unproductive, but if in the good faith judgment of the Borrower or any Subsidiary such disposition without replacement thereof would have a Material Adverse Effect, such goods and equipment shall be replaced, or their utility and function substituted, by new or existing goods or equipment; (ii) the Borrower may transfer or dispose of any of its Significant Property (in any transaction or series of transactions) to any Subsidiary or Subsidiaries only if such Property so transferred or disposed of after the Closing Date has an aggregate value as of the date of such transfer or disposition (determined after depreciation and in accordance with GAAP) of not more than ten percent (10%) of the aggregate value of all of the Borrower's and its Subsidiaries' real property and tangible personal property other than Inventory considered on a consolidated basis and determined after depreciation and in accordance with GAAP, as of December 31, 2001; (iii) the Borrower may dispose of its real property in one or more sale/leaseback transactions, provided that any Debt incurred in connection with such transaction does not create a Default as defined herein; (iv) a Southern Union Trust may distribute the Borrower's subordinated debt securities constituting a portion of the Structured Securities, on the terms and under the conditions set out in the registration statement therefor filed with the Securities and Exchange Commission on March 25, 1995 or any similar registration statement hereafter filed with the Securities and Exchange Commission in connection with any other Structured Securities issued in connection with the Prior Acquisitions; (v) the Borrower or any Subsidiary may dispose of real property or tangible personal property other than Inventory (in consideration of such amount as in the good faith judgment of the Borrower or such Subsidiary represents a fair consideration therefor), provided that the aggregate value as of the date of disposition of such property disposed of (determined after depreciation and in accordance with GAAP) after the Closing Date does not exceed ten percent (10%) of the aggregate value of all of the Borrower's and its Subsidiaries' real property and tangible personal property other than Inventory considered on a consolidated basis and determined after depreciation and in accordance with GAAP, as of December 31, 2001; (vi) the Borrower may dispose of Qualifying
Assets of the type described in clause (ii) of the definition of Qualifying Assets, provided that the Borrower make a payment on the Loan in an amount equal to the lesser of (a) the net sales proceeds from such disposition, and (b) the amount of Loan proceeds used to acquire such clause (ii) Qualifying Assets;
(vii) the Borrower may dispose of other Investments of the type acquired under the terms of Section 9.4(h), provided that the Borrower make a payment on the Loan in an amount equal to the lesser of (a) the net sales proceeds from such disposition, and (b) the amount of Loan proceeds used to acquire such other Investments; and (viii) Panhandle Eastern may sell all stock in Trunkline LNG Holdings pursuant to the Trunkline LNG Holdings Sale..

     9.9 Discount or Sale of Receivables. The Borrower will not, and will not permit any Subsidiary, other than Southern Union Total Energy Services, Inc., to discount or sell with recourse, or sell for less than the face value thereof (including any accrued interest) any of its notes receivable, receivables under leases or other accounts receivable.

     9.10 Change in Accounting Method. The Borrower will not, and will not permit any Subsidiary to, make any change in the method of computing depreciation for either tax or book purposes or any other material change in accounting method representing any departure from GAAP without the Majority Banks' prior written approval.

     9.11 Restricted Payment. The Borrower will not pay or declare any Restricted Payment unless immediately prior to such payment and after giving effect to such payment, the Borrower could incur at least $1 of additional Debt without violating the provisions of Section 9.3(g) and after giving effect thereto no Default or Event of Default exists hereunder.

     9.12 Securities Credit Regulations. Neither the Borrower nor any Subsidiary will take or permit any action which might cause the Loans or the Facility Letter of Credit Obligations or this Agreement to violate Regulation G, Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or a violation of the Securities Exchange Act of 1934, in each case as now or hereafter in effect.

     9.13 Nature of Business; Management. The Borrower will not, and will not permit any Subsidiary to: (a) change its principal line of business; or (b) enter into any business not within the scope of Section 6.15 and the definition of Qualifying Assets; or (c) permit any material overall change in the management of the Borrower.

     9.14 Transactions with Related Parties. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or agreement with any officer, director or holder of ten percent (10%) or more of any class of the outstanding capital stock of the Borrower or any Subsidiary (or any Affiliate of any such Person) unless the same is upon terms substantially similar to those obtainable from wholly unrelated sources.

     9.15 Hazardous Materials. The Borrower will not, and will not permit any Subsidiary to (a) cause or permit any Hazardous Materials to be placed, held, used, located, or disposed of on, under or at any of such Person's property or any part thereof by any Person in a manner which could reasonably be expected to have a Material Adverse Effect; (b) cause or permit any part of any of such Person's property to be used as a manufacturing, storage, treatment or disposal site for Hazardous Materials, where such action could reasonably be expected to have a Material Adverse Effect; or (c) cause or suffer any liens to be recorded against any of such Person's property as a consequence of, or in any way related to, the presence, remediation, or disposal of Hazardous Materials in or about any of such Person's property, including any so-called state, federal or local "superfund" lien relating to such matters, where such recordation could reasonably be expected to have a Material Adverse Effect.

     9.16 Limitations on Payments on Subordinated Debt. The Borrower will not, and will not permit any Subsidiary to, make any payment in respect of interest on, principal of, or otherwise relating to, the Borrower's subordinated debt securities issued in connection with the Structured Securities if, after giving effect to such payment, a Default or Event of Default would exist.

     9.17 Dividends and Other Distributions by Southern Union Panhandle. The Borrower will not permit Southern Union Panhandle to make any dividends, payments or other distributions of any kind to holders of stock or other equity interests in Southern Union Panhandle (whether common, preferred or another class of equity ownership) unless such dividends, payments or other distributions are made pro-rata to the Borrower and each other equity owner based on their respective percentage ownership interests held in Southern Union Panhandle.

     9.18 No Agreements Prohibiting Pledge of Southern Union Panhandle Stock. The Borrower will not enter into any contract or other agreement with any Person that directly or indirectly prohibits the Borrower from granting any Lien against the stock or other equity interests in Southern Union Panhandle (whether common, preferred or another class of equity ownership) at any time owned and held by the Borrower as security for any Debt of the Borrower or any of its Subsidiaries, other than the applicable negative covenants of this Agreement, the Long-Term Credit Facility Agreement, the Term Loan Facility and the Bridge Loan.


10.      EVENTS OF DEFAULT; REMEDIES

         If any of the following events shall occur, then the Agent shall at the request, or may with the consent, of the Majority Banks, (a) by notice to the Borrower, declare the Commitment of each Bank and the several obligation of each Bank to make Loans hereunder to be terminated, whereupon the same shall forthwith terminate, and (b) declare the Notes and all interest accrued and unpaid thereon, and all other amounts payable under the Notes, this Agreement and the other Loan Documents, to be forthwith due and payable, whereupon the Notes, all such interest and all such other amounts, shall become and be forthwith due and payable without presentment, demand, protest, or further notice of any kind (including, without limitation, notice of default, notice of intent to accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower; provided, however, that with respect to any Event of Default described in Sections 10.7 or 10.8 hereof, (i) the Commitment of each Bank and the obligation of the Banks to make Loans shall automatically be terminated and (ii) the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon, and all such other amounts payable under the Notes, this Agreement and the other Loan Documents, shall automatically become immediately due and payable, without presentment demand, protest, or any notice of any kind (including, without limitation, notice of default, notice of intent to accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower:

     10.1 Failure to Pay Principal or Interest. The Borrower does not pay, repay or prepay any principal of or interest on any Note or any Long-Term Credit Facility Note when due; or

     10.2 Failure to Pay Commitment Fee or Other Amounts. The Borrower does not pay any commitment fee or any other obligation or amount payable under this Agreement, the Long-Term Credit Facility Agreement, the Notes, the Long-Term Credit Facility Notes, or any Reimbursement Obligation within two (2) calendar days after the same shall have become due; or

     10.3 Failure to Pay Other Debt. The Borrower or any Subsidiary fails to pay principal or interest aggregating more than $3,000,000.00 on any other Debt when due and any related grace period has expired, or the holder of any of such other Debt declares such Debt due prior to its stated maturity because of the Borrower's or any Subsidiary's default thereunder and the expiration of any related grace period; or

     10.4 Misrepresentation or Breach of Warranty. Any representation or warranty made by the Borrower herein or otherwise furnished to the Agent or any Bank in connection with this Agreement or any other Loan Document shall be incorrect, false or misleading in any material respect when made; or

     10.5 Violation of Negative Covenants. The Borrower violates any covenant, agreement or condition contained in Sections 9.2, 9.3, 9.5, 9.6, 9.9, 9.10, 9.11, or 9.15; or

     10.6 Violation of Other Covenants, Etc. The Borrower violates any other covenant, agreement or condition contained herein (other than the covenants, agreements and conditions set forth or described in Sections 10.1, 10.2, 10.3, 10.4, and 10.5 above) or in any other Loan Document and such violation shall not have been remedied within (30) days after written notice has been received by the Borrower from the Agent or the holder of any Note; or

     10.7 Bankruptcy and Other Matters. The Borrower or any Subsidiary (a) makes an assignment for the benefit of creditors; or (b) admits in writing its inability to pay its debts generally as they become due; or (c) generally fails to pay its debts as they become due; or (d) files a petition or answer seeking for itself, or consenting to or acquiescing in, any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any applicable Debtor Law (including, without limitation, the Federal Bankruptcy
Code);  or (i) there is  appointed a  receiver,  custodian,  liquidator,  fiscal agent, or trustee of the Borrower or any Subsidiary or of the whole or any substantial part of their respective assets; or (ii) any court enters an order, judgment or decree approving a petition filed against the Borrower or any Subsidiary seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Debtor Law and either such order, decree or judgment so filed against it is not dismissed or stayed (unless and until such stay is no longer in effect) within thirty (30) days of entry thereof or an order for relief is entered pursuant to any such law; or

     10.8 Dissolution. Any order is entered in any proceeding against the Borrower or any Subsidiary decreeing the dissolution, liquidation, winding-up or split-up of the Borrower or such Subsidiary, and such order remains in effect for thirty (30) days; or

     10.9 Undischarged Judgment. Final Judgment or final judgments in the aggregate, that might be or give rise to Liens on any property of the Borrower or any Subsidiary, for the payment of money in excess of $5,000,000.00 shall be rendered against the Borrower or any Subsidiary and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or

     10.10 Environmental Matters. The occurrence of any of the following events that could result in liability to the Borrower or any Subsidiary under any Environmental Law or the creation of a Lien on any property of the Borrower or any Subsidiary in favor of any governmental authority or any other Person for any liability under any Environmental Law or for damages arising from costs incurred by such Person in response to a Release or threatened Release of Hazardous Materials into the environment if any such asserted liability or Lien exceeds $10,000,000.00 and if any such lien would cover any property of the Borrower or any Subsidiary which property is or would reasonably be considered to be integral to the operations of the Borrower or any Subsidiary in the ordinary course of business:

          (a) the Release of Hazardous Materials at, upon, under or within the property owned or leased by the Borrower or any Subsidiary or any contiguous property;

          (b) the receipt by the Borrower or any Subsidiary of any summons, claim, complaint, judgment, order or similar notice that it is not in compliance with or that any governmental authority is investigating its compliance with any Environmental Law;

          (c) the receipt by the Borrower or any Subsidiary of any notice or claim to the effect that it is or may be liable for the Release or threatened Release of Hazardous Materials into the environment; or

          (d) any governmental authority incurs costs or expenses in response to the Release of any Hazardous Material which affects in any way the properties of the Borrower or any Subsidiary.

     10.11 Other Remedies. In addition to and cumulative of any rights or remedies expressly provided for in this Section 10, if any one or more Events of Default shall have occurred, the Agent shall at the request, and may with the consent, of the Majority Banks proceed to protect and enforce the rights of the Banks hereunder by any appropriate proceedings. The Agent shall at the request, and may with the consent, of the Majority Banks also proceed either by the specific performance of any covenant or agreement contained in this Agreement or by enforcing the payment of the Notes or by enforcing any other legal or equitable right provided under this Agreement or the Notes or otherwise existing under any law in favor of the holder of the Notes.

     10.12 Remedies Cumulative. No remedy, right or power conferred upon the Banks is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

     10.13  Default  under Term Loan  Facility.  The  occurrence  of an Event of
Default (as defined under the credit agreement evidencing the Term Loan Facility) shall also constitute an Event of Default under this Agreement.

11.      THE AGENT

     11.1 Authorization and Action. Each Bank hereby appoints JPMorgan as its Agent under and irrevocably authorizes the Agent (subject to Sections 11.1 and 11.7) to take such action as the Agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Bank expressly authorizes the Agent to execute, deliver, and perform its obligations under this Agreement, and to exercise all rights, powers, and remedies that the Agent may have hereunder. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act, or to refrain from acting (and shall be fully protected in so acting or refraining from acting), upon the instructions of the Majority Banks, and such instructions shall be binding upon all the Banks and all holders of any Note; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     11.2 Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to any Bank for any action taken or omitted to be taken by it or them under or in connection with this Agreement, the Notes and the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the original or any successor holder of any Note as the holder thereof until the Agent receives notice from the Bank which is the payee of such Note concerning the assignment of such Note; (b) may employ and consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable to any Bank for any action taken, or omitted to be taken, in good faith by it or them in accordance with the advice of such counsel, accountants, or experts received in such consultations and shall not be liable for any negligence or misconduct of any such counsel, accountants, or other experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any opinions, certifications, statements, warranties, or representations made in or in connection with this Agreement; (d) shall not have any duty to any Bank to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other instrument or document furnished pursuant thereto or to satisfy itself that all conditions to and requirements for any Loan have been met or that the Borrower is entitled to any Loan or to inspect the property (including the books and records) of the Borrower or any Subsidiary; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of this Agreement by acing upon any notice, consent, certificate, or other instrument or writing (which may be by telegram, cable, telex, or otherwise) believed by it to be genuine and signed or sent by the proper party or parties.

     11.3 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the nonpayment of principal of or interest hereunder or of any fees) unless the Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a Notice of Default. In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such nonpayment). The Agent shall (subject to Section 11.7) take such action with respect to such Default; provided that, unless and until the Agent shall have received the directions referred to in Sections 11.1 or 11.7, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable and in the best interest of the Banks.

     11.4 JPMorgan and Affiliates. With respect to its Commitment, any Loan made by it, and the Note issued to it, JPMorgan shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include JPMorgan in its individual capacity. JPMorgan and its respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its respective Affiliates and any Person who may do business with or own securities of the Borrower or any such Affiliate, all as if JPMorgan were not the Agent and without any duty to account therefor to the Banks.

     11.5 Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and each Subsidiary and its decision to enter into the transactions contemplated by this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or to inspect the properties or books of the Borrower or any Subsidiary. Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, or business of the Borrower or any Subsidiary (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

     11.6 Indemnification. Notwithstanding anything to the contrary herein contained, the Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of its taking or continuing to take any action. Each Bank agrees to indemnify the Agent (to the extent not reimbursed by the Borrower), according to such Bank's Commitment, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the Notes or any action taken or omitted by the Agent under this Agreement or the Notes; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the person being indemnified; and provided further that it is the intention of each Bank to indemnify the Agent against the consequences of the Agent's own negligence, whether such negligence be sole, joint, concurrent, active or passive. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its Pro Rata Percentage of any out-of-pocket expenses (including attorneys' fees) incurred by the Agent in connection with the preparation, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and the Notes, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

     11.7 Successor Agent. The Agent may resign at any time as Agent under this Agreement by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks or shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     11.8 Agent's Reliance. The Borrower shall notify the Agent in writing of the names of its officers and employees authorized to request a Loan on behalf of the Borrower and shall provide the Agent with a specimen signature of each such officer or employee. The Agent shall be entitled to rely conclusively on such officer's or employee's authority to request a Loan on behalf of the Borrower until the Agent receives written notice from the Borrower to the contrary. The Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing, and, with respect to any oral request for a Loan, the Agent shall have no duty to verify the identity of any Person representing himself as one of the officers or employees authorized to make such request on behalf of the Borrower. Neither the Agent nor any Bank shall incur any liability to the Borrower in acting upon any telephonic notice referred to above which the Agent or such Bank believes in good faith to have been given by a duly authorized officer or other Person authorized to borrow on behalf of the Borrower or for otherwise acting in good faith.

12.      MISCELLANEOUS

     12.1 Representation by the Banks. Each Bank represents that it is the intention of such Bank, as of the date of its acquisition of its Note, to acquire the Note for its account or for the account of its Affiliates, and not with a view to the distribution or sale thereof, and, subject to any applicable laws, the disposition of such Bank's property shall at all times be within its control. The Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be transferred, sold or otherwise disposed of except (a) in a registered Offering under the Securities Act; (b) pursuant to an exemption from the registration provisions of the Securities Act; or (c) if the Securities Act shall not apply to the Notes or the transactions contemplated hereunder as commercial lending transactions.

     12.2 Amendments, Waivers, Etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by each Bank, do any of the following: (a) waive any of the conditions specified in Section 7; (b) increase the Commitment of any Bank or alter the term thereof, or subject any Bank to any additional or extended obligations; (c) change the principal of, or rate of interest on, any Note, or any fees or other amounts payable hereunder; (d) postpone any date fixed for any payment of principal of, or interest on, any Note, or any fees (including, without limitation, any fee) or other amounts payable hereunder; (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of any Note, or the number of Banks which shall be required for Banks, or any of them, to take any action hereunder; or (f) amend this Section 12.2; and provided, further, that no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to each Bank, affect the rights or duties of the Agent under any Loan Document. No failure or delay on the part of any Bank or the Agent in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between the Borrower and any Bank or the Agent shall operate as a waiver of any right of any Bank or the Agent. No modification or waiver of any provision of this Agreement or the Note nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     12.3 Reimbursement of Expenses. The Borrower agrees to reimburse (a) the Agent for its reasonable out-of-pocket expenses (including (i) due diligence expenses, syndication expenses and travel expenses incurred prior to the Closing date not to exceed $15,000 in the aggregate and (ii) the reasonable fees and expenses of counsel to the Agent) in connection with the transactions contemplated by this Agreement, whether or not such contemplated transactions shall be consummated, or any of them, or otherwise in connection with this Agreement, including its negotiation, preparation, execution, administration and modification and (b) the Agent and each Bank for all reasonable fees incurred by the Agent or any Bank in connection with the enforcement of this Agreement after the occurrence of any Event of Default which is then continuing, including the reasonable fees and expenses of counsel to the Agent and each Bank related thereto, (c) the Agent for costs and expenses of the Agent for environmental consultants related to the transactions contemplated and governed by this Agreement, and (d) the Agent and each Bank for costs and expenses of the Agent and each Bank in connection with due diligence, transportation, computer time and research and duplication. The Borrower agrees to pay any and all stamp and other taxes which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or the Notes, and to save any holder of any Note harmless from any and all liabilities with respect to or resulting from any delay or omission to pay any such taxes. The obligations of the Borrower under this Section 12.3 shall survive the termination of this Agreement and/or the payment of the Notes.

     12.4 Notices. All notices and other communications provided for herein shall be in writing (including telex, facsimile, or cable communication) and shall be mailed, telecopied, telexed, cabled or delivered addressed as follows:

     (a)  If to the Borrower, to it at:  Southern Union Company
                                         One PEI Center
                                         Wilkes-Barre, Pennsylvania 18711-0601
                                         Attention: Mr. Richard N. Marshall
                                         Fax: (570) 820-2401


                        with copies to:  Southern Union Company
                                         One PEI Center
                                         Wilkes-Barre, Pennsylvania 18711-0601
                                         Attention:  Dennis K. Morgan, Esq.
                                         Fax:  (570) 820-2402


      (b)  If to the Agent, to it at:    JPMorgan Chase Bank
                                         700 Lavaca, 2nd Floor
                                         Austin, Texas 78701
                                         Attention: Manager/Commercial Lending
                                         Fax: (512) 479-2853

                      with a copy to:    JPMorgan Chase Bank
                                         Loan and Agency Services
                                         One Chase Manhattan Plaza, 8th Floor
                                         New York, New York 10081
                                         Attention: Mr. Muniram Appanna
                                         Fax:  (212) 552-2261

and if to any Bank, at the address specified below its name on the signature pages hereof, or as to the Borrower or the Agent, to such other address as shall be designated by such party in a written notice to the other party and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telecopied, telexed, transmitted, or cabled, become effective when deposited in the mail, confirmed by telex answer back, transmitted to the telecopier, or delivered to the cable company, except that notices and communications to the Agent under Sections 2.1(c) or 2.2 shall not be effective until actually received by the Agent.

     12.5 Governing Law; Venue. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE
UNITED STATES OF AMERICA; provided, however, that Chapter 346 of the Texas Finance Code, as amended, shall not apply to this Agreement and the Notes issued hereunder. Travis County, Texas shall be a proper place of venue to enforce payment or performance of this Agreement and the other Loan Documents by the Borrower, unless the Agent shall give its prior written consent to a different venue. The Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any of the Loan Documents in the District Courts of Travis County, Texas, or in the United States District Court for the Western District of Texas, Austin Division, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Borrower hereby irrevocably agrees that, provided that the Borrower can obtain personal jurisdiction over and service of process upon the Agent or the applicable Bank, any legal proceeding against the Agent or any Bank arising out of or in connection with this Agreement or the other Loan Documents shall be brought in the district courts of Travis County, Texas, or in the United States District Court for the Western District of Texas, Austin Division. Nothing contained in this Section or in any other provision of any Loan Document (unless expressly provided otherwise) shall be deemed or construed as an agreement by any Bank to be subject to the jurisdiction of such courts.

     12.6 Survival of Representations, Warranties and Covenants. All representations, warranties and covenants contained herein or made in writing by the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Notes, and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, provided that the undertaking of the Banks to make the Loans to the Borrower shall not inure to the benefit of any successor or assign of the Borrower. No investigation at any time made by or on behalf of the Banks shall diminish the Banks' rights to rely on any representations made herein or in connection herewith. All statements contained in any certificate or other written instrument delivered by the Borrower or by any Person authorized by the Borrower under or pursuant to this Agreement or in connection with the transactions contemplated hereby shall constitute representations and warranties hereunder as of the time made by the Borrower.

     12.7 Counterparts. This Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument and all such separate counterparts shall constitute but one and the same instrument.

     12.8 Separability. Should any clause, sentence, paragraph or section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein. Each covenant contained in this Agreement shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

     12.9 Descriptive Headings. The section headings in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Agreement.

     12.10 Accounting Terms. All accounting terms used herein which are not expressly defined in the Agreement, or the respective meanings of which are not otherwise qualified, shall have the respective meanings given to them in accordance with GAAP.

     12.11 Limitation of Liability. No claim may be made by the Borrower or any other Person against the Agent or any Bank or the Affiliates, directors, officers, employees, attorneys, or agents of the Agent or any Bank for any special, indirect, consequential, or punitive damages in respect to any claim for breach of contract arising out of or related to the transactions contemplated by this Agreement, or any act, omission, or event occurring in connection herewith and the Borrower hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     12.12 Set-Off. The Borrower hereby gives and confirms to each Bank a right of set-off of all moneys, securities and other property of the Borrower (whether special, general or limited) and the proceeds thereof, now or hereafter delivered to remain with or in transit in any manner to such Bank, its Affiliates, correspondents or agents from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise or coming into possession of such Bank, its Affiliates, correspondents or agents in any way, and also, any balance of any deposit accounts and credits of the Borrower with, and any and all claims of security for the payment of the Notes and of all other liabilities and obligations now or hereafter owed by the Borrower to such Bank, contracted with or acquired by such Bank, whether such liabilities and obligations be joint, several, absolute, contingent, secured, unsecured, matured or unmatured, and the Borrower hereby authorizes each Bank, its Affiliates, correspondents or agents at any time or times, without prior notice, to apply such money, securities, other property, proceeds, balances, credits of claims, or any part of the foregoing, to such liabilities in such amounts as it may select, whether such liabilities be contingent, unmatured or otherwise, and whether any collateral security therefor is deemed adequate or not. The rights described herein shall be in addition to any collateral security, if any, described in any separate agreement executed by the Borrower.

     12.13 Sale or Assignment

          (a) Each Bank may assign to one or more Banks, Bank Affiliates or other Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Note held by it); provided, however, that (i) with respect to any assignment to any Eligible Assignee (other than another Bank or a Bank Affiliate), the Agent and Borrower must give their respective prior written consent, such consent not to be unreasonably withheld; (ii) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Banks rights and obligations under this Agreement; (iii) the amount of the Commitments so assigned shall equal or exceed $5,000,000.00; (iv) the Commitment of each Bank shall be not less than $5,000,000.00 (subject only to reductions pursuant to Sections 3.6 and 10 hereof); (v) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance in the form of Exhibit C attached hereto and made a part hereof (the "Assignment and Acceptance"), together with any Note subject to such assignment and a processing and recordation fee of $3,500.00; (vi) any such assignment from one Bank to another Bank shall not require the consent of the Agent or the Borrower if such assignment does not result in any Bank holding more than 60% of the aggregate outstanding Commitments; and (vii) any such assignment shall not require the consent of the Borrower if a Default or Event of Default shall have occurred and is then continuing. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the date on which such Assignment and Acceptance is accepted by the Agent,
     (A) the Eligible Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank under the Loan Documents, and (B) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto).

          (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the Eligible Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such Eligible Assignee confirms that it has received a copy of the Loan Documents, together with copies of the financial statements referred to in Section 6.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Eligible Assignee, independently and without reliance upon the Agent, such assigning Bank, or any Bank and based on such documents and information as it shall deem appropriate at the time, will continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Eligible Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under any Loan Document as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such Eligible Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Document are required to be performed by it as a Bank.

          (c) The Agent shall  maintain  at its  address  referred to in Section
     12.4 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, and Banks may treat each Person whose name is recorded in the Register as Bank hereunder for all purposes of the Loan Documents. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank, together with any Note subject to such assignment, the Agent, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C, shall (i) accept such Assignment and Acceptance; (ii) record the information contained therein in the Register; and (iii) give prompt notice thereof to the Borrower. Within three (3) Business Days after its receipt of such notice, the Borrower at its own expense, shall execute and deliver to the Agent in exchange for each surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. The new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit C attached hereto and made a part hereof. Upon receipt by the Agent of each such new Note conforming to the requirements set forth in the preceding sentences, the Agent shall return to the Borrower each such surrendered Note marked to show that each such surrendered Note has been replaced, renewed, and extended by such new Note.

          (e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Note held by it); provided, however, that (i) each Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged; (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) except as provided below, such Bank shall remain the holder of any such Note for all purposes of this Agreement; and (iv) the participating banks or other entities shall be entitled to the benefits of Sections 2.3 and 3.6 to recover costs, losses and expenses in the circumstances, and to the extent provided in Section 2.3, as though such participant were a Bank; provided, however, the amounts to which a participant shall be entitled to obtain pursuant to Sections 2.3 and 3.6 shall be determined by reference to such participant's selling Bank and shall be recoverable solely from such selling Bank and (v) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with the selling Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents; provided, however, the selling Bank may grant a participant rights with respect to amendments, modification or waivers with respect to any fees payable hereunder to such Bank (including the amount and the dates fixed for the payment of any such fees) or the amount of principal or the rate of interest payable on, the dates fixed for any payment of principal or interest on, the Loans, or the release of any obligations of the Borrower hereunder and under the other Loan Documents, or the release of any security for any of the Obligations. Except with respect to cost protections contained in Sections 2.3 and 3.6, no participant shall be a third party beneficiary of this Agreement and shall not be entitled to enforce any rights provided to its selling Bank against the Company under this Agreement.

          (f) Notwithstanding anything herein to the contrary, each Bank may pledge and assign all or any portion of its rights and interests under the Loan Documents to any Federal Reserve Bank.

          (g) For purposes of this Section 12.13,  "Bank  Affiliate"  shall mean
     (a) with respect to any Bank, (i) an Affiliate of such Bank or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Bank or an Affiliate of such Bank and (b) with respect to any Bank that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor. Each Bank Affiliate shall be deemed for purposes hereof to be an "Eligible Assignee."

     12.14 Non U.S. Banks. Prior to the date of the initial Borrowings hereunder, and from time to time thereafter if requested by the Borrower or the Agent, each Bank organized under the laws of a jurisdiction outside the United States of America shall provide the Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States of America certifying such Banks exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder or under such Bank's Note. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under such Bank's Note are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank organized under the laws of a jurisdiction outside the United States.

     12.15 Interest. All agreements between the Borrower, the Agent or any Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on any Note or otherwise, shall the amount paid, or agreed to be paid, to the Agent or any Bank for the use, forbearance, or detention of the money to be loaned under this Agreement or otherwise or for the payment or performance of any covenant or obligation contained herein or in any document related hereto exceed the amount permissible at the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be filled shall be reduced to the limit of such validity, and if, from any such circumstance, the Agent or any Bank shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the amount permissible at the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Notes or the amounts owing on other obligations of the Borrower to the Agent or any Bank under this Agreement or any document related hereto and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Notes and the amounts owing on other obligations of the Borrower to the Agent or any Bank under this Agreement or any document related hereto, as the case may be, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Agent or any Bank for the use, forbearance, or detention of the indebtedness of the Borrower to the Agent or any Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal thereof (Including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. The terms and provisions of this Section 12.15 shall control and supersede every other provision of all agreements between the Borrower and the Banks.

     12.16 Indemnification. THE BORROWER AGREES TO INDEMNIFY, DEFEND, AND SAVE HARMLESS THE AGENT, EACH BANK AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ATTORNEYS, AND EACH OF THEM (THE "INDEMNIFIED PARTIES"), FROM AND AGAINST ALL CLAIMS, ACTIONS, SUITS, AND OTHER LEGAL PROCEEDINGS, DAMAGES, COSTS, INTEREST, CHARGES, TAXES, COUNSEL FEES, AND OTHER EXPENSES AND PENALTIES (INCLUDING WITHOUT LIMITATION ALL ATTORNEY FEES AND COSTS OR EXPENSES OF SETTLEMENT) WHICH ANY OF THE INDEMNIFIED PARTIES MAY SUSTAIN OR INCUR BY REASON OF OR ARISING OUT OF (a) THE MAKING OF ANY LOAN HEREUNDER, THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE NOTES AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY AND THE EXERCISE OF ANY OF THE BANKS' RIGHTS UNDER THIS AGREEMENT AND THE NOTES OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, DAMAGES, COSTS, AND EXPENSES INCURRED BY ANY OF THE INDEMNIFIED PARTIES IN INVESTIGATING, PREPARING FOR, DEFENDING AGAINST, OR PROVIDING EVIDENCE, PRODUCING DOCUMENTS, OR TAKING ANY OTHER ACTION IN RESPECT OF ANY COMMENCED OR THREATENED LITIGATION UNDER ANY FEDERAL SECURITIES LAW OR ANY SIMILAR LAW OF ANY JURISDICTION OR AT COMMON LAW OR (b) ANY AND ALL CLAIMS OR PROCEEDINGS (WHETHER BROUGHT BY A PRIVATE PARTY, GOVERNMENTAL AUTHORITY OR OTHERWISE) FOR BODILY INJURY, PROPERTY DAMAGE, ABATEMENT, REMEDIATION, ENVIRONMENTAL DAMAGE, OR IMPAIRMENT OR ANY OTHER INJURY OR DAMAGE RESULTING FROM OR RELATING TO THE RELEASE OF ANY HAZARDOUS MATERIALS LOCATED UPON, MIGRATING INTO, FROM, OR THROUGH OR OTHERWISE RELATING TO ANY PROPERTY OWNED OR LEASED BY THE BORROWER OR ANY SUBSIDIARY (WHETHER OR NOT THE RELEASE OF SUCH HAZARDOUS MATERIALS WAS CAUSED BY THE BORROWER, ANY SUBSIDIARY, A TENANT, OR SUBTENANT OF THE BORROWER OR ANY SUBSIDIARY, A PRIOR OWNER, A TENANT, OR SUBTENANT OF ANY PRIOR OWNER OR ANY OTHER PARTY AND WHETHER OR NOT THE ALLEGED LIABILITY IS ATTRIBUTABLE TO THE HANDLING, STORAGE, GENERATION, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS
MATERIALS OR THE MERE PRESENCE OF ANY HAZARDOUS MATERIALS ON SUCH PROPERTY; PROVIDED THAT THE BORROWER SHALL NOT BE LIABLE TO THE INDEMNIFIED PARTIES WHERE THE RELEASE OF SUCH HAZARDOUS MATERIALS OCCURS AT ANY TIME AT WHICH THE BORROWER OR ANY SUBSIDIARY CEASES TO OWN OR LEASE SUCH PROPERTY); AND PROVIDED FURTHER THAT NO INDEMNIFIED PARTY SHALL BE ENTITLED TO THE BENEFITS OF THIS SECTION
12.16 TO THE EXTENT ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT CONTRIBUTED TO ITS LOSS; AND PROVIDED FURTHER THAT IT IS THE INTENTION OF THE BORROWER TO INDEMNIFY THE INDEMNIFIED PARTIES AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE. THIS AGREEMENT IS INTENDED TO PROTECT AND INDEMNIFY THE INDEMNIFIED PARTIES AGAINST ALL RISKS HEREBY ASSUMED BY THE BORROWER. FOR PURPOSES OF THE FOREGOING SECTION 12.16, THE PHRASE "CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY" SET FORTH IN SUBPARAGRAPH (a) ABOVE SHALL INCLUDE, BUT NOT BE LIMITED TO, THE FINANCING OF ANY CORPORATE TAKEOVER PERMITTED HEREUNDER AND THE BORROWER'S USE OF THE LOAN PROCEEDS FOR THE PURPOSE OF ACQUIRING ANY EQUITY INTERESTS DESCRIBED IN SUBPARAGRAPH (ii) OF THE DEFINITION OF "QUALIFYING ASSETS" SET FORTH IN THIS AGREEMENT (AS AMENDED). THE OBLIGATIONS OF THE BORROWER UNDER THIS SECTION 12.16 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND THE REPAYMENT OF THE NOTES.

     12.17 Payments Set Aside. To the extent that the Borrower makes a payment or payments to the Agent or any Bank or the Agent or any Bank exercises its right of set off, and such payment or payments or the proceeds of such set off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other Person under any Debtor Law or equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and shall continue in full force and effect as if such payment had not been made or set off had not occurred.

     12.18 Loan Agreement Controls. If there are any conflicts or inconsistencies among this Agreement and any other document executed in connection with the transactions connected herewith, the provisions of this Agreement shall prevail and control.

     12.19 Obligations Several. The obligations of each Bank under this Agreement and the Note to which it is a party are several, and no Bank shall be responsible for any obligation or Commitment of any other Bank under this Agreement and the Note to which it is a party. Nothing contained in this Agreement or the Note to which it is a party, and no action taken by any Bank pursuant thereto, shall be deemed to constitute the Banks to be a partnership, an association, a joint venture, or any other kind of entity.

     12.20 Pro Rata Treatment. All Loans under, and all payments and other amounts received in connection with this Agreement (including, without limitation, amounts received as a result of the exercise by any Bank of any right of set off) shall be effectively shared by the Banks ratably in accordance with the respective Pro Rata Percentages of the Banks. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise) on account of the principal of, or interest on, or fees in respect of, any Note held by it (other than pursuant to Section 2.3(d)) in excess of its Pro Rata Percentage of payments on account of similar Notes obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Notes or Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (a) the amount of such Bank's required repayment to (b) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Disproportionate payments of interest shall be shared by the purchase of separate participations in unpaid interest obligations, disproportionate payments of fees shall be shared by the purchase of separate participations in unpaid fee obligations, and disproportionate payments of principal shall be shared by the purchase of separate participations in unpaid principal obligations. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this
Section 12.20 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. Notwithstanding the foregoing, a Bank may receive and retain an amount in excess of its Pro Rata Percentage to the extent but only to the extent, that such excess results from such Bank's Highest Lawful Rate exceeding another Bank's Highest Lawful Rate.

     12.21 Replacement of Existing Credit Agreement. Reference is hereby made to that certain Revolving Credit Agreement dated effective June 10, 2002, by and among the Borrower, the Agent and the Banks. The indebtedness and obligations of the Borrower governed by said existing Revolving Credit Agreement have been refinanced and replaced by the Loans. Accordingly, said existing Revolving Credit Agreement is hereby replaced in its entirety by this Agreement and said existing Revolving Credit Agreement shall no longer have any force or effect

     12.22 No Rights, Duties or Obligations of Syndication Agent or Documentation Agent. The Borrower, the Agent and each Bank acknowledge and agree that except for the rights, powers, obligations and liabilities under this Agreement and the other Loan Documents as a Bank, Bank One, NA (Main Office-Chicago), as Syndication Agent, and Fleet National Bank, as Documentation Agent, shall have no additional rights, powers, obligations or liabilities under this agreement or any other Loan Documents in their capacities as Syndication Agent or Documentation Agent, respectively.

     12.23 Final Agreement. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT'S OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     12.24 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement on the dates set forth below to be effective as of April 3, 2003.


                             SOUTHERN UNION COMPANY


                             By:    s/ Richard N. Marshall
                                    --------------------------------------------
                             Name:  Richard N. Marshall
                                    --------------------------------------------
                             Title: Treasurer
                                    --------------------------------------------






Commitment:                  JPMORGAN Chase Bank,
$20,000,000                  for itself and as Agent for the Banks

                             By:     s/ Ken M. Sample
                                     -------------------------------------------
                             Name:   Ken M. Sample
                                     -------------------------------------------
                             Title:  Vice President
                                     -------------------------------------------

Commitment:                   BANK ONE, NA
$15,000,000                   (Main Office-Chicago)

                              By:    s/ Sharon K. Webb
                                     -------------------------------------------
                              Name:  Sharon K. Webb
                                     -------------------------------------------
                              Title: Associate Director
                                     -------------------------------------------


                              Address for Notices:

                              Bank One, NA
                              1 Bank One Plaza, Suite IL1-0363
                              Chicago, Illinois 60670
                              Attention: Ms. Sharon K. Webb
                              Fax No.:  (312) 732-5435

                              Separate Domestic and Eurodollar Lending Office:

                              Bank One, NA
                              1 Bank One Plaza, Suite IL1-0634
                              Chicago, Illinois 60670




Commitment:                   CREDIT LYONNAIS NEW YORK BANK
$15,000,000
                              By:    s/ Olivier Audemard
                                     -------------------------------------------
                              Name:  Olivier Audemard
                                     -------------------------------------------
                              Title: Senior Vice President
                                     -------------------------------------------


                              Address for Notices:

                              Credit Lyonnais New York Branch
                              1301 Travis, Suite 2100
                              Houston, Texas 77002
                              Attention:  Mr. Darrell Stanley
                              Fax No.:  (713) 890-8602





Commitment:                   FLEET NATIONAL BANK
$15,000,000
                              By:    s/ Charu Mani
                                     -------------------------------------------
                              Name:  Charu Mani
                                     -------------------------------------------
                              Title: Vice President
                                     -------------------------------------------


                              Address for Notices:

                              Fleet National Bank
                              Global Energy
                              100 Federal Street, MA DE 10008A
                              Boston, Massachusetts 02110
                              Attention:  Mr. Stephen Hoffman
                              Fax No.:  (617) 434-3652



Commitment:                   WELLS FARGO BANK TEXAS, NA
$15,000,000
                              By:    s/ Andrew J. Watson
                                     -------------------------------------------
                              Name:  Andrew J. Watson
                                     -------------------------------------------
                              Title: Vice President
                                     -------------------------------------------


                              Address for Notices:

                              Wells Fargo Bank Texas, NA
                              1000 Louisiana, 3rd Floor
                              Houston, Texas 77002
                              Attention:  Mr. Andrew J. Watson
                              Fax No.:  (713) 739-1087

                              Separate Domestic and Eurodollar Lending Office:

                              Wells Fargo Bank Texas, NA
                              201 Third Street
                              San Francisco, California 94103


Commitment:                   MERRILL LYNCH BUSINESS FINANCIAL
$11,950,000                   SERVICES INC.

                              By:    s/ Jason Deegan
                                     -------------------------------------------
                              Name:  Jason Deegan
                                     -------------------------------------------
                              Title: Assistant Vice President
                                     -------------------------------------------


                              Address for Notices:

                              Merrill Lynch Business Financial Services Inc. 15 Exchange Place
                              Jersey City, New Jersey 07302-3914
                              Attention:  Mr. Mark Robinson
                              Fax No.:  (201) 593-7870

                              Separate Domestic and Eurodollar Lending Office:

                              Merrill Lynch Business Financial Services Inc. 222 N. LaSalle Street, 17th Floor
                              Chicago, Illinois 60601


Commitment:                   UMB BANK, N.A.
$8,000,000
                              By:    s/ David A. Proffitt
                                     -------------------------------------------
                              Name:  David A. Proffitt
                                     -------------------------------------------
                              Title: Senior Vice President
                                     -------------------------------------------


                              Address for Notices:

                              UMB Bank, N.A.
                              1010 Grand Blvd.
                              Kansas City, Missouri 64106
                              Attention:  Mr. David A. Proffitt
                              Fax No.:  (816) 860-7143

Commitment:                   CITIZENS BANK OF RHODE ISLAND
$7,600,000
                              By:    s/ Marian L. Barrette
                                     -------------------------------------------
                              Name:  Marian L. Barrette
                                     -------------------------------------------
                              Title: Vice President
                                     -------------------------------------------


                              Address for Notices:

                              Citizens Bank of Rhode Island
                              One Citizens Plaza
                              Mail Stop RC0480
                              Providence, Rhode Island 02903
                              Attention:  Ms. Marian L. Barrette
                              Fax No.:  (401) 455-5404

Commitment:                   MANUFACTURERS AND TRADERS TRUST
$6,450,000                    COMPANY

                              By:    s/ Thomas V. Amico
                                     -------------------------------------------
                              Name:  Thomas V. Amico
                                     -------------------------------------------
                              Title: Vice President
                                     -------------------------------------------


                              Address for Notices:

                              Manufacturers & Traders Trust Co.
                              1 Fountain Plaza
                              Buffalo, New York 14203
                              Attention:  Clayton Salzman
                              Fax No.:  (716) 848-7881




Commitment:                   KBC BANK, N.V.
$6,000,000
                              By:    s/ Robert Snauffer
                                     -------------------------------------------
                              Name:  Robert Snauffer
                                     -------------------------------------------
                              Title: First Vice President
                                     -------------------------------------------


                              Address for Notices:

                              KBC Bank N.V.
                              New York Branch
                              Atlanta Representative Office
                              245 Peachtree Center Avenue, Suite 2550
                              Atlanta, Georgia 30303
                              Attention:  Mr. Filip Fefrante
                              Fax No.:  (212) 584-5465

                              Separate Domestic and Eurodollar Lending Office:

                              KBC Bank N.V.
                              New York Branch
                              125 West 55th Street
                              New York, New York  10019

Commitment:                    WACHOVIA BANK, NATIONAL ASSOCIATION
$20,000,000
                               By:    s/ Yann Pirio
                                      ------------------------------------------
                               Name:  Yann Pirio
                                      ------------------------------------------
                               Title: Vice President
                                      ------------------------------------------


                               Address for Notices:

                               Wachovia Bank, National Association
                               191 Peachtree St. NE, 28th Floor
                               Atlanta, Georgia 30303
                               Attention:  Mr. Reid Harden
                               Fax No.:  (404) 332-3580

                               Separate Domestic and Eurodollar Lending Office:

                               Wachovia Bank, National Association
                               125 South College St.
                               Charlotte, North Carolina 28288

                                    EXHIBIT A

                                 REVOLVING NOTE
                          (Short-Term Credit Facility)

$___________                                            ____________, 200__

     FOR VALUE RECEIVED, the undersigned, SOUTHERN UNION COMPANY, a corporation organized under the laws of Delaware (the "Borrower"), HEREBY PROMISES TO PAY to the order of ___________________________________ (the "Bank"), on or before the
Maturity Date (as defined in the Credit Agreement), the principal sum of ________________ Million and No/ 100ths Dollars ($_,000,000.00) in accordance with the terms and provisions of that certain Revolving Credit Agreement (Short-Term Credit Facility) dated April 3, 2003, by and among the Borrower, the Bank, the other banks named on the signature pages thereof, and JPMORGAN Chase Bank, as Agent (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

     The outstanding principal balance of this Revolving Note shall be payable at the Maturity Date. The Borrower promises to pay interest on the unpaid principal balance of this Revolving Note from the date of any Loan evidenced by this Revolving Note until the principal balance thereof is paid in full. Interest shall accrue on the outstanding principal balance of this Revolving Note from and including the date of any Loan evidenced by this Revolving Note to but not including the Maturity Date at the rate or rates, and shall be due and payable on the dates, set forth in the Credit Agreement. Any amount not paid when due with respect to principal (whether at stated maturity, by acceleration or otherwise), costs or expenses, or, to the extent permitted by applicable law, interest, shall bear interest from the date when due to and excluding the date the same is paid in full, payable on demand, at the rate provided for in Section 2.2(b) of the Credit Agreement.

     Payments of principal and interest, and all amounts due with respect to costs and expenses, shall be made in lawful money of the United States of America in immediately available funds, without deduction, set off or counterclaim to the account of the Agent at the principal office of JPMorgan Chase Bank in Houston, Texas (or such other address as the Agent under the Credit Agreement may specify) not later than noon (Houston time) on the dates on which such payments shall become due pursuant to the terms and provisions set forth in the Credit Agreement.

     If any payment of interest or principal herein provided for is not paid when due, then the owner or holder of this Revolving Note may at its option, by notice to the Borrower, declare the unpaid, principal balance of this Revolving Note, all accrued and unpaid interest thereon and all other amounts payable under this Revolving Note to be forthwith due and payable, whereupon this Revolving Note, all such interest and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest, notice of intent to accelerate, notice of actual acceleration or further notice of any kind, all of which are hereby expressly waived by the Borrower.

     If any payment of principal or interest on this Revolving Note shall become due on a Saturday, Sunday, or public holiday on which the Agent is not open for business, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

     In addition to all principal and accrued interest on this Revolving Note, the Borrower agrees to pay (a) all reasonable costs and expenses incurred by the Agent and all owners and holders of this Revolving Note in collecting this Revolving Note through any probate, reorganization bankruptcy or any other proceeding and (b) reasonable attorneys' fees when and if this Revolving Note is placed in the hands of an attorney for collection after default.

     All agreements between the Borrower and the Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on this Revolving Note or otherwise, shall the amount paid, or agreed to be paid, to the Bank for the use, forbearance, or detention of the money to be loaned under the Credit Agreement and evidenced by this Revolving Note or otherwise or for the payment or performance of any covenant or obligation contained in the Credit Agreement or this Revolving Note exceed the amount permissible at Highest Lawful Rate. If as a result of any circumstances whatsoever, fulfillment of any provision hereof or of the Credit Agreement at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance, the Bank shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the amount permissible at the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of this Revolving Note or the amounts owing on other obligations of the Borrower to the Bank under the Credit Agreement and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of this Revolving Note and the amounts owing on other obligations of the Borrower to the Bank under the Credit Agreement, as the case may be, such excess shall be refunded to the Borrower. In determining whether or not the interest paid or payable under any specific contingencies exceeds the Highest Lawful Rate, the Borrower and the Bank shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal parts during the period of the full stated term of this Revolving Note, all interest at any time contracted for, charged, received or reserved in connection with the indebtedness evidenced by this Revolving Note.

     This Revolving Note is one of the Notes provided for in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions and with the effect therein specified, and provisions to the effect that no provision of the Credit Agreement or this Revolving Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate. It is contemplated that by reason of prepayments or repayments hereon prior to the Maturity Date, there may be times when no indebtedness is owing hereunder prior to such date; but notwithstanding such occurrence this Revolving Note shall remain valid and shall be in full force and effect as to Loans made pursuant to the Credit Agreement subsequent to each such occurrence.

     Except as otherwise specifically provided for in the Credit Agreement, the Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security hereof, in whole or in part, with or without notice, before or after maturity.

     THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.

     IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed and delivered by its officer thereunto duly authorized effective as of the date first above written.

                                SOUTHERN UNION COMPANY


                                By:_________________________________
                                Name:_______________________________
                                Title:________________________________

                                    EXHIBIT B

                               NOTICE OF BORROWING
                          (Short-Term Credit Facility)

     The undersigned hereby certifies that s/he is an officer of SOUTHERN UNION COMPANY, a corporation organized under the laws of Delaware (the "Borrower"), authorized to execute this Notice of Borrowing on behalf of the Borrower. With reference to that certain Revolving Credit Agreement (Short-Term Credit
Facility) dated April 3, 2003 (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Credit Agreement") entered into by and between the Borrower, JPMORGAN Chase Bank, as Agent, and the Banks identified therein, the undersigned further certifies, represents and warrants to Banks on behalf of the Borrower that to his best knowledge and belief after reasonable and due investigation and review, all of the following statements are true and correct (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

         (a) Borrower requests that the Banks advance to the Borrower the aggregate sum of $__________by no later than ____________, 200__ (the "Borrowing Date"). Immediately following such Loan, the aggregate outstanding balance of Loans shall equal $__________. Borrower requests that the Loans bear interest as follows:

                    (i) The principal amount of the Loans, if any, which shall bear interest at the Alternate Base Rate requested to be made by the Banks is $________. The initial Rate Period for such Loans shall be 90 days.

                    (ii) The principal amount of the Loans, if any, which shall bear interest at the Eurodollar Rate for which the Rate Period shall be fifteen days requested to be made by the Banks is $___________.

                    (iii) The principal amount of the Loans, if any, which shall bear interest at the Eurodollar Rate for which the Rate Period shall be one month requested to be made by the Banks is $__________.

                    (iv) The principal amount of the Loans, if any, which shall bear interest at the Eurodollar Rate for which the Rate Period shall be two months requested to be made by the Banks is $_________.

                    (v) The principal amount of the Loans, if any, which shall bear interest at the Eurodollar Rate for which the Rate Period shall be three months requested to be made by the Banks is $_________.

                    (vi) The principal amount of the Loans, if any, which shall bear interest at the Eurodollar Rate for which the Rate Period shall be six months requested to be made by the Banks is $__________.

         (b) The proceeds of the borrowing shall be deposited into Borrower's demand deposit account at JPMorgan Chase Bank more fully described as follows:

         Account No. 09916100522, styled Southern Union Company.

         (c) Of the aggregate sum to be advanced, $_____________ will be advanced to provide working capital pursuant to Section 5.1(a) of the Credit Agreement and $__________will be advanced for the purposes set forth in Section 5.1(b) of the Credit Agreement; and $__________ will be advanced for the purposes set forth in Section 5.1(c) of the Credit Agreement; and $___________ will be advanced for the purposes of replacing Loans currently outstanding under the Credit Agreement.

         (d) The Expiration Date of each Rate Period specified in (a) above shall be the last day of such Rate Period.

         (e) As of the date hereof, and as a result of the making of the requested Loans, there does not and will not exist any Default or Event of Default.

         (f) The representations and warranties contained in Section 6 of the Credit Agreement are true and correct in all material respects as of the date hereof and shall be true and correct upon the making of the requested Loan, with the same force and effect as though made on and as of the date hereof and thereof.

         (g) No change that would cause a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower has occurred since the date of the most recent financial statements provided to the Banks dated as of __________, 200__.

        EXECUTED AND DELIVERED this _____ day of _______________, 200__.


                                SOUTHERN UNION COMPANY


                                By:_________________________
                                Name:_______________________
                                Title:________________________

                                    EXHIBIT C

                            ASSIGNMENT AND ACCEPTANCE


                              [NAME AND ADDRESS OF
                                 ASSIGNING BANK]



                                                        _______________, 200__

________________
________________
________________
________________


     Re: Southern Union Company Revolving Credit Agreement (Short-Term Credit Facility)

Ladies and Gentlemen:

     We have entered into a Revolving Credit Agreement (Short-Term Credit Facility) dated as of April 3, 2003 (the "Credit Agreement"), among certain banks (including us), JPMorgan Chase Bank, which has been succeeded through merger by The Chase Manhattan Bank (the "Agent") and Southern Union Company (the "Company"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

     Each reference to the Credit Agreement, the Notes, or any other document evidencing or governing the Loans (all such documents collectively, the "Financing Documents") includes each such document as amended, modified, extended or replaced from time to time. All times are Houston times.

1. ASSIGNMENT. We hereby sell you and assign to you without recourse, and you hereby unconditionally and irrevocably acquire for your own account and risk, a percent ( %) undivided interest ("your assigned share") in each of the following (the "Assigned Obligations"):

     a. our Note;

     b. all Loans and interest thereon as provided in Section 2 of the Credit Agreement [,except that interest shall accrue on your assigned share in the principal of Alternate Base Rate Loans and Eurodollar Rate Loans at an annual rate equal to the rate provided in the Credit Agreement minus _____%]; and

     c. commitment fees payable pursuant to Section 4 of the Credit Agreement[, except that your assigned share in such fees shall be at an annual rate equal to the rate provided in the Credit Agreement minus ____%].

2.       MATERIALS PROVIDED ASSIGNEE

     a. We will promptly request that the Company issue new Notes to us and to you in substitution for our Note to reflect the assignment set forth herein. Upon issuance of such substitute Notes, (i) you will become a Bank under the Credit Agreement, (ii) you will assume our obligations under the Credit Agreement to the extent of your assigned share, and (iii) the Company will release us from our obligations under the Credit Agreement to the extent, but only to the extent, of your assigned share. The Company consents to such release by signing this Agreement where indicated below. As a Bank, you will be entitled to the benefits and subject to the obligations of a "Bank", as set forth in the Credit Agreement, and your rights and liabilities with respect to the other Banks and the Agent will be governed by the Credit Agreement, including without limitation Section 11 thereof.

     b. We have furnished you copies of the Credit Agreement, our Note and each other Financing Document you have requested. We do not represent or warrant (i) the priority, legality, validity, binding effect or enforceability of any Financing Document or any security interest created thereunder, (ii) the truthfulness and accuracy of any representation contained in any Financing Document, (iii) the filing or recording of any Financing Document necessary to perfect any security interest created thereunder, (iv) the financial condition of the Company or any other Person obligated under any Financing Document, any financial or other information, certificate, receipt or other document furnished or to be furnished under any Financing Document or (v) any other matter not specifically set forth herein having any relation to any Financing Document, your interest in one Note, the Company or any other Person. You represent to us that you are able to make, and have made, your own independent investigation and determination of the foregoing matters, including, without limitation, the credit worthiness of the Company and the structure of the transaction.

3. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas. You irrevocably submit to the jurisdiction of any State or Federal court sitting in Austin, Texas in any suit, action or proceeding arising out of or relating to this Agreement and irrevocably waive any objection you may have to this laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. We may serve process in any manner permitted by law and may bring proceedings against you in any other jurisdiction.

4. NOTICES. All notices and other communications given hereunder to a party shall be given in writing (including bank wire, telecopy, telex or similar writing) at such party's address set forth on the signature pages hereof or such other address as such party may hereafter specify by notice to the other party. Notice may also be given by telephone to the Person, or any other officer in the office, listed on the signature pages hereof if confirmed promptly by telex or telecopy. Notices shall be effective immediately, if given by telephone; upon transmission, if given by bank wire, telecopy or telex; five days after deposit in the mails, if mailed; and when delivered, if given by other means.

5. AUTHORITY. Each of us represents and warrants that the execution and delivery of this Agreement have been validly authorized by all necessary corporate action and that this Agreement constitutes a valid and legally binding obligation enforceable against it in accordance with its terms.

6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by each party on separate counterparts, each of which shall be an original but all of which taken together shall be but one instrument.

7. AMENDMENTS. No amendment modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought.

     If the foregoing correctly sets forth our agreement, please so indicate by signing the enclosed copy of this Agreement and returning it to us.

                                        Very truly yours,


                                        ----------------------------------------



                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        [Street Address]  ______________________
                                        [City, State, Zip Code]_________________
                                        Telephone: _____________________________
                                        Telecopy:_______________________________


AGREED AND ACCEPTED:


__________________________________

By:      _________________________
Name:    _________________________
Title:   _________________________
         _________________________

Attention:        ___________________
Telephone:        ___________________
Telecopy:         ___________________
Account for Payments: ____________


     ASSIGNMENT APPROVED PURSUANT TO SECTION 12.13 OF THE CREDIT AGREEMENT AND RELEASE APPROVED IN SECTION 2 OF THIS AGREEMENT:

SOUTHERN UNION COMPANY                JPMORGAN CHASE BANK, AGENT

By:      _______________________      By:            _______________________
Name:    _______________________      Name:          _______________________
Title:   _______________________      Title:         _______________________

                                    EXHIBIT D



                         SUMMARY OF TERMS AND CONDITIONS

                                 BRIDGE FACILITY


Borrower:                             Southern Union Company (the "Borrower").

Guarantors:                           Southern Union Panhandle and other direct
                                      subsidiaries of the Borrower [other than Panhandle Eastern (as defined below) and its subsidiaries], referred to herein as the "Guarantors", and the Guarantors, together with the Borrower, are sometimes referred to herein as the "Obligors".

Facility Description: Up to $115,000,000 (but not less than $100,000,000) term loan (the "Facility") with a maturity of six months from the date of closing of the Panhandle Eastern Acquisition (the "Closing Date"), but in no event later than September 1, 2003 (the "Maturity Date"). The Facility will be available for drawdown until the Closing Date, but in no event later than May 1, 2003.

Security:                             The Facility will be unsecured.

Purpose: The Facility will be used (i) to finance a portion of the Panhandle Eastern Acquisition of Panhandle Eastern (each as defined on Schedule 1 hereto) and (ii) to pay fees and expenses incurred in connection with the Panhandle Eastern Acquisition.

Joint Lead Arrangers and              J.P. Morgan Securities Inc. and [Merrill
Bookrunners:                          Lynch Capital Markets] (together,
                                      the "Lead Arrangers").

Administrative Agent:                 JPMorgan Chase Bank ("JPMC" or the
                                      "Administrative Agent").

Syndication Agent:                    Merrill Lynch Capital Markets.

Borrowing Options:                    LIBOR and Base Rate.

                                      Base Rate means the higher of the
                                      Administrative Agent's prime rate and the federal funds rate + 0.50%.

                                      LIBOR adjustments for Regulation D will be
charged by Lenders individually.

Pricing: Pricing on the commitments and loans will be at the rates per annum set forth in the attached Pricing Schedule, expressed in basis points per annum.

Interest Payments:                    At the end of each applicable Interest
                                      Period.

Interest Periods:                     1, 2 or 3 months.

Drawdown:                             A single drawdown with same day notice if
                                      Base Rate Loans and three business
                                      days' notice if LIBOR Loans.

Optional Prepayments:                 Base Rate Loans may be prepaid at any time
                                      on one business day's notice. LIBOR Loans may be prepaid upon at least three business days' notice subject to funding losses. Amounts prepaid may not be reborrowed.

Mandatory Commitment                  100% of the net cash proceeds from the
Reductions and                        issuance or incurrence after the Closing
Prepayments:                          Date of equity or debt by
                                      the Borrower shall be applied to reduce
                                      the commitments under the Facility (if
                                      still in existence) or to prepay the
                                      Facility. 100% of the amount of proceeds received by the Borrower or SUPH from distributions or loans from Panhandle
                                      Eastern, including distributions received from Panhandle Eastern upon the Trunkline
                                      LNG Holdings Sale (as defined below).
                                      The Borrower will cause Panhandle Eastern and SUPH to distribute to the Borrower its share of any and all net cash proceeds received by Panhandle Eastern upon such sale or any other asset sale. Amounts prepaid may not be reborrowed.

Representations                       Customary for credit agreements of this
and Warranties:                       nature, with respect to the Obligors and
                                      their subsidiaries (including Panhandle
                                      Eastern and its subsidiaries), including but not limited to:

                                      1.  Existence and qualification; power;
                                          compliance with laws.
                                      2.  Authority; no conflict.
                                      3.  No governmental approvals required.
                                      4.  Enforceability.
                                      5.  Litigation.
                                      6.  No default.
                                      7.  ERISA compliance.
                                      8.  Use of proceeds; margin regulations.
                                      9.  Tax liability.
                                      10. Financial statements; no material
                                          adverse change.
                                      11. Environmental compliance.
                                      12. Public Utility Holding Company Act;
                                          Investment Company Act.
                                      13. Disclosure.
                                      14. Collateral matters.
                                      15. Panhandle Eastern Acquisition matters.

Conditions:                           Customary in credit agreements of this
                                      nature, including but not limited to:

                                      1.  Absence of default.
                                      2.  Accuracy of representations and
                                          warranties.
                                      3.  Negotiation and execution of
                                          satisfactory credit agreement and
                                          customary closing documentation
                                          (including legal opinions).
                                      4.  Payment of fees.
                                      5.  Consummation of the Panhandle Eastern
                                          Acquisition on terms satisfactory to
                                          the Lenders.
                                      6.  Completion of and satisfaction
                                          with the results of due diligence
                                          with respect to the Borrower and
                                          its subsidiaries and Panhandle
                                          Eastern and its subsidiaries.
                                      7.  Absence of material adverse
                                          condition or material adverse
                                          change in or affecting the
                                          business, operations, property,
                                          condition (financial or
                                          otherwise) or prospects of the
                                          Borrower and its subsidiaries, or
                                          Panhandle Eastern and its
                                          subsidiaries, in each case taken
                                          as a whole.
                                      8.  The fact that the Panhandle
                                          Eastern Acquisition and all other
                                          elements of the Transactions
                                          shall close simultaneously with
                                          the closing of the Facility, on
                                          terms and conditions
                                          substantially as described to
                                          Lenders prior to the date of the
                                          Commitment Letter, with such
                                          changes thereto as the Lenders
                                          may approve in their sole
                                          discretion. .
                                      9.  The fact that the Borrower shall
                                          have received all amendments or
                                          consents under its other existing
                                          financing arrangements that are
                                          necessary or reasonably desirable
                                          to permit the consummation of the
                                          Panhandle Eastern Acquisition on
                                          the terms contemplated thereby,
                                          all of which shall be in form and
                                          substance satisfactory to the
                                          Lenders.
                                      10. The fact that the AIG Loan (as
                                          defined in Schedule 1) shall be
                                          funded prior to or simultaneously
                                          with the closing of the Facility,
                                          all on terms and conditions
                                          satisfactory to the Lenders in
                                          their sole discretion
                                      11. Absence of any disruption of or
                                          adverse change (or development that
                                          could reasonably be expected to result
                                          in a material adverse change) in or
                                          affecting U.S. or international loan
                                          syndication, banking, financial or
                                          capital market conditions from those
                                          in effect on the date hereof that,
                                          individually or in the aggregate, in
                                          our good faith judgment has or could
                                          have a material adverse affect on our
                                          ability to fund or syndicate the
                                          Facility, or on the Borrower's
                                          ability to consummate a refinancing
                                          transaction to refinance the
                                          Facility in whole promptly after the
                                          Closing Date.

Covenants of each Obligor:            Customary in credit agreements of this
                                      nature, and applicable to the Obligors and their subsidiaries (including Panhandle
                                      Eastern and its subsidiaries) including
                                      but not limited to:

                                      1.  Financial statements.
                                      2.  Certificates, notice and other
                                          information.
                                      3.  Preservation of existence; maintenance
                                          of corporate separateness.
                                      4.  Merger, consolidation, etc.
                                      5.  Sale of assets.
                                      6.  Maintenance of insurance.
                                      7.  Payment of taxes and other potential
                                          liens.
                                      8.  Compliance with laws.
                                      9.  Environmental laws.
                                      10. Compliance with ERISA.
                                      11. Negative pledge
                                      12. Accounting changes.
                                      13. Limitation on debt of the Borrower.
                                      14. Prohibition on dividends and other
                                          restricted payments (including
                                          intercompany loans) by the Borrower
                                          while a default exists.
                                      15. Financial covenants consistent with
                                          the amended revolving and term loan
                                          credit facilities including, but not
                                          limited to, the following (with
                                          covenants as defined in the
                                          Amended and Restated Term Loan
                                          Credit Agreement dated as of July
                                          15, 2002, as amended to the
                                          Closing Date, among the Borrower,
                                          the Lenders party thereto, and
                                          JPMC, as agent): (a) Consolidated
                                          Total Indebtedness to
                                          Consolidated Total Capitalization
                                          of the Borrower (each determined
                                          without inclusion of [either (x)]
                                          the AIG Loan [or (y) to the
                                          extent included in Debt of the
                                          Borrower and its subsidiaries,
                                          Equity-Preferred Securities (as
                                          defined in Schedule 1) not to
                                          exceed 10% of Consolidated Total
                                          Capitalization (calculated for
                                          purposes of this clause (y)
                                          without reference to any
                                          Equity-Preferred Securities))]
                                          not to exceed (i) 75% at the end
                                          of any fiscal quarter ending on
                                          or after the Exchange Company's
                                          acquisition of all stock and
                                          other equity interests in
                                          Panhandle Eastern in connection
                                          with the Panhandle Eastern
                                          Acquisition, but before the
                                          consummation of either the
                                          Additional Equity Offering or the
                                          Trunkline LNG Holdings Sale (as
                                          defined in Schedule 1 hereto),
                                          (ii) 0.70 to 1.00 at the end of
                                          any fiscal quarter ending on or
                                          after the consummation of either
                                          the Additional Equity Offering or
                                          the Trunkline LNG Holdings Sale,
                                          and (iv) 0.65 to 1.00 at the end
                                          of any fiscal quarter ending on
                                          or after the consummation of both
                                          the Additional Equity Offering
                                          and the Trunkline LNG Holdings
                                          Sale; (b) minimum EBDIT to
                                          interest expense of 2.00 to 1.00,
                                          and (c) minimum Consolidated Net
                                          Worth of not less than the sum of
                                          (i) $751,887,000, (ii) 40% of
                                          Consolidated Net Income (if
                                          positive) for the fiscal quarters
                                          after the Closing Date, treated
                                          as a single period and (iii)
                                          certain adjustments made with
                                          respect to equity additions and
                                          payments with respect to equity.
                                      16. Satisfactory SEC disclosure regarding
                                          the loan.
                                      17. Restriction on agreements that limit,
                                          directly or indirectly, the Borrower
                                          from granting a lien on the stock or
                                          other equity interests in Southern
                                          Union Panhandle as security for
                                          obligations under the Facility,
                                          with exceptions for negative
                                          pledges under existing credit
                                          agreements of the Borrower to be
                                          specified.

Events of Default:       Customary in credit agreements of this nature,
                         including but not limited to the following:

                                      1.  Failure to pay any principal when due.
                                      2.  Failure to pay interest and fees
                                          within five business days of the due
                                          date.
                                      3.  Failure to meet covenants (with grace
                                          periods, where appropriate).
                                      4.  Representations or warranties false in
                                          any material respect when made.
                                      5.  Cross default to Material Debt of the
                                          Borrower or any of its subsidiaries
                                          (to be defined as debt in a principal
                                          amount of at least $10 million).
                                      6.  Change of ownership or control of the
                                          Borrower.
                                      7.  Failure of (i) the Borrower to own at
                                          least 78% of the capital stock of
                                          Southern Union Panhandle (as defined
                                          in Schedule 1) or (ii) Southern Union
                                          Panhandle to own 100% of the capital
                                          stock of Panhandle Eastern.
                                      8.  Credit Agreement or any guarantee
                                          shall be unenforceable or invalid.
                                      9.  Other usual defaults with respect to
                                          the Obligors, including but not
                                          limited to insolvency, bankruptcy,
                                          ERISA and judgment defaults.

Increased Costs/Change of             The credit agreement will contain
Circumstances:                        customary provisions protecting the
                                      Lenders in the event of unavailability of funding, illegality, increased costs and funding losses.

Indemnification:                      The Obligors will indemnify the Lenders
                                      against all losses, liabilities, claims, damages, or expenses relating to their loans, the Borrower's use of loan proceeds or the commitments, including but not limited to reasonable attorneys' fees and settlement costs (except such as result from the indemnitee's gross negligence or willful misconduct).

Transfers and Participations:         Lenders will have the right to transfer or
                                      sell participations in their loans or
                                      commitments with the transferability of
                                      voting rights in the case of
                                      participations limited to changes in
                                      principal, rate, fees and term.
                                      Assignments, which must be in amounts of at least $5 million, will be allowed with the consent of the Administrative Agent and (so long as no Event of Default as to it has occurred and is continuing) the Borrower (such consent not to be unreasonably withheld); provided that assignments will be allowed within the Lender group and to a Lender's affiliates without any consent requirement. In connection with each assignment, the assignor Lender will pay the
                                      Administrative Agent a $3,500 processing fee.

Required Lenders:                     Majority of the aggregate amount of the
                                      commitments.

Expenses:                             The Obligors will pay all legal and other
                                      reasonable out-of-pocket expenses of the
                                      Initial Lenders, Lead Arrangers and the
                                      Administrative Agent to this transaction and any subsequent amendments or waivers, including the expenses and reasonable fees of Davis Polk & Wardwell, special counsel to the Administrative Agent.

Governing Law:                        New York.

                   PRICING SCHEDULE TO BRIDGE LOAN TERM SHEET


Commitment Fee and Applicable Margins: A commitment fee, at a rate determined in accordance with the following table, per annum will be charged on the unused commitments. The "Eurodollar Margin" applicable to outstanding LIBOR Loans shall be determined in accordance with the following grid, provided, however that for all periods subsequent to the date 90 days following the Closing Date, the Eurodollar Margin shall be the Additional Percentage Per Annum determined in accordance with the following grid plus 1.00%. The "Base Rate Margin" applicable to outstanding Base Rate Loans shall be the Eurodollar Margin reduced by 1.00%.


======================================================== ===================== =========================
                                                              Additional            Commitment Fee
    Rating of the Borrower's unsecured, non-credit           Percentage Per       Percentage Per Annum
               enhanced Senior Funded Debt                        Annum
-------------------------------------------------------- --------------------- -------------------------
-------------------------------------------------------- --------------------- -------------------------

Equal to or  greater  than Baa2 by  Moody's or equal to
or greater than BBB by S&P                                      1.25%                   0.150%
-------------------------------------------------------- --------------------- -------------------------
-------------------------------------------------------- --------------------- -------------------------

Baa3 by Moody's or BBB- by S&P                                  1.50%                   0.175%
-------------------------------------------------------- --------------------- -------------------------
-------------------------------------------------------- --------------------- -------------------------

Equal to or less  than Ba1 by  Moody's  and equal to or
less than BB+ by S&P                                            2.00%                   0.250%
======================================================== ===================== =========================

In the event that the ratings for Borrower's unsecured, non-credit enhanced Senior Funded Debt specified by Standard & Poor's Ratings Group and Moody's Investor Service, Inc. fall within different rating categories which are not functional equivalents, the Eurodollar Margin shall be based on the higher of such ratings if there is only one category difference between the functional equivalents of such ratings, and if there is a two category difference between the functional equivalents of such ratings, the Eurodollar Margin shall be based on the rating category which is equivalent to one rating higher than the lower of the two ratings then in effect.

In the event that Borrower withdraws from having its unsecured, non-credit enhanced Senior Funded Debt being rated by Moody's Investor Service, Inc. or Standard and Poor's Ratings Group, so that one or both of such ratings services fails to rate the Borrower's unsecured, non-credit enhanced Senior Funded Debt, the component of pricing from the grid set forth above for purposes of determining the applicable Eurodollar Rate for all Rate Periods commencing thereafter shall be 2.00% until such time as Borrower subsequently causes its unsecured, non-credit enhanced Senior Funded Debt to be rated by both of said ratings services.

The Applicable Margin shall be payable monthly in arrears on each determination date based on outstanding loans during the period then ended.

Funding Fee: The Borrower shall pay to the Administrative Agent on the Closing Date, for the account of the Lenders pro rata in accordance with each Lender's funded Loan amount, a fee equal to [0.25]% of the amount of Loans borrowed on the Closing Date.

Duration Fee: On the 30th day after the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders pro rata in accordance with each Lender's outstanding Loan on such day, a fee equal to [0.25]% of the aggregate principal amount of all Loans outstanding on such day.

                      SCHEDULE 1 TO BRIDGE LOAN TERM SHEET
        THE PANHANDLE EASTERN ACQUISITION AND CERTAIN RELATED DEFINITIONS



Additional Equity Offering:     Shall mean (a) a public offering by the Borrower
                                of additional capital stock in the Borrower resulting in not less than $100,000,000.00 of net equity proceeds being received by the Borrower and (b) any additional offering or issuance of capital stock, Equity-Preferred
                                Securities or any other equity interests in Borrower or Southern Union Panhandle (to the extent permitted under the applicable negative covenants restricting issuance of stock in any Subsidiary of Borrower), so long as all net cash proceeds from any such offering or issuance of equity described in clauses
                                (a) or (b) above are applied in the following order: (i) first, to payment of the Bridge Loan;
                                and (ii) the balance, if any, for other working capital needs of the Borrower or any of its subsidiaries, including without limitation, the payment of the AIG Loan

AIG Entities:                   Shall mean AIG Highstar Capital, L.P., a
                                Delaware limited  partnership,  AIG Highstar
                                Funding Corp., a Delaware corporation, and any other permitted owner and holder of any shares of stock or other equity interests in Southern
                                Union Panhandle not owned and held by the Borrower or any of the Borrower's subsidiaries

AIG  Loan:                      Shall mean a credit facility to be provided to
                                the Borrower by one or more of the AIG Entities in an aggregate principal amount not to exceed
                                $150,000,000.00 for purposes of financing a portion of the acquisition costs for the Panhandle Eastern Acquisition, said loan to be
                                (a) non-recourse to the Borrower, (b) secured only by 28% of the issued and outstanding stock and other equity interests in Southern
                                Union Panhandle and (c) subject to other terms and conditions acceptable to the Administrative
                                Agent in all respects

Equity-Preferred Securities:    Shall mean (i) Debt, preferred equity or any
                                other securities that are mandatorily
                                convertible by the issuer thereof a date certain, without cash payment by the issuer, into common shares of stock of the Borrower or
                                (ii) any other securities (A) that are issued by the Borrower or any Subsidiary, (B) that are not subject to mandatory redemption at any time, directly or indirectly, (C) that are perpetual or mature not less than 30 years from any date of issuance, (D) the Debt component, if any, issued in connection therewith, including any guaranty, is subordinate in right of payment to all other unsecured and unsubordinated Debt of the issuer of such Debt component (including any such guaranty, if applicable), and (E) the terms of which permit the issuer thereof to defer at any time, without any additional payment or premium, the payment of any and all interest and/or distributions thereon, as applicable, to a date occurring after [the date that is 364 days after effectiveness of the First Amendment to the existing Revolving Credit Agreement]

Exchange Company: Shall mean Southern Union Exchange Company, a Delaware corporation and/or any other entity created and owned by Chicago Deferred Exchange Corporation that the Borrower hereafter enters into a "qualified exchange accommodation agreement" with for purposes of facilitating the Panhandle Eastern Acquisition

Panhandle Eastern:              Shall mean Panhandle Eastern Pipeline Company,
                                a Delaware corporation

Panhandle                       Eastern Acquisition: Shall mean the
                                acquisition by the Exchange Company of
                                100% of all issued and outstanding stock and other equity interests, if any, in Panhandle Eastern in accordance with the Panhandle Eastern Acquisition Agreement, so long as such acquisition is in substantial compliance with the following specified terms:

                    (a) immediately after the finalization and consummation of such acquisition, Panhandle Eastern is a wholly-owned Subsidiary of the Exchange Company;

                    (b) the aggregate consideration paid for all stock and other equity interests in Panhandle Eastern shall not exceed $663,000,000.00 in cash, with the source of said cash purchase price to be a combination of some or all of the following: (i) $406,000,000.00 of "like-kind" exchange proceeds previously received from the prior sale to ONEOK, Inc. of the "Southern Union Gas Company" Texas division and certain other related assets; (ii) the proceeds of the AIG Loan; (iii) the proceeds of the Additional Equity Offering, if any; (iv) the proceeds of the Bridge Loan, if required; and (v) other cash, if any, held by or available to the Borrower;

                    (c) the Exchange Company shall make a Section 338(h)(10) election under the Internal Revenue Code as part of the closing of such acquisition, and as soon as reasonably possible after the finalization and consummation of such acquisition, the Exchange Company shall cause Panhandle Eastern and each of its applicable subsidiaries to convert from "C corporations" to limited liability companies after receipt of all requisite approvals and consents from any Governmental Authority, including without limitation, the Federal Energy Regulatory Commission;

                    (d) immediately after such conversion of Panhandle Eastern and each of its applicable subsidiaries from "C corporations" to limited liability companies, the Exchange Company shall distribute to the Borrower 100% of all membership and other equity interests in Panhandle Eastern, thus causing Panhandle Eastern to be a wholly-owned Subsidiary of the Borrower;

                    (e) immediately after such distribution to the Borrower of 100% of all membership and other equity interests in Panhandle Eastern, the existing Debt of Panhandle Eastern and its subsidiaries may cause Consolidated Total Indebtedness to increase by not more than $1,170,000,000.00 in the aggregate, provided that neither the Borrower nor any of its subsidiaries existing prior to such distribution shall have, incur or assume any liability with respect to such existing Debt of Panhandle Eastern and its subsidiaries;

                    (f) one (1) Business Day after such distribution by the Exchange Company to the Borrower of all membership and other equity interests in Panhandle Eastern, the Borrower shall distribute to Southern Union Panhandle 100% of all membership and other equity interests in Panhandle Eastern; and

                    (g) all requisite approvals and consents from any Governmental Authority with respect to the above-described acquisitions and distributions shall have been received by the Borrower in a form acceptable to the Administrative Agent

Panhandle Eastern        Shall mean that certain Stock Purchase Agreement
Acquisition Agreement:   dated December 21, 2002, by and between CMS Gas
                         Transmission Company, as seller, Southern Union
                         Panhandle, as purchaser, and the Borrower and the AIG Entities, as sponsors, as the same may hereafter be amended, modified, supplemented, restated or replaced (the form of any such amendment, modification, etc. to be approved by the Administrative
                         Agent, such approval to not be unreasonably withheld, conditioned or delayed), it being contemplated that such Stock Purchase Agreement will be assigned by the Borrower to the Exchange Company to facilitate the Panhandle Eastern Acquisition

Southern Union           Shall  mean  Southern  Union  Panhandle  Corp.,
Panhandle:               a Delaware corporation formed by the Borrower for the
                         purpose of ultimately owning and holding 100% of all issued and outstanding equity interests in Panhandle
                         Eastern

Trunkline LNG Holdings:  Shall mean CMS Trunkline LNG Holdings, LLC, a Delaware limited liability company

Trunkline                LNG Holdings Sale: Shall mean the sale by
                         Panhandle Eastern to a third-party that is not an Affiliate of the Borrower or any of the AIG Entities of all or a portion of the issued and outstanding stock and other equity interests, if any, in Trunkline LNG
                         Holdings, so long as such sale is
                         finalized and consummated in substantial compliance with the following specified terms:

                                           (a) all cash proceeds received by
                                               Panhandle Eastern from such sale,
                                               less customary and reasonable
                                               transaction fees and the amount
                                               of all taxes payable by the
                                               Panhandle Eastern attributable to
                                               such sale, shall by fully
                                               distributed by Panhandle Eastern
                                               to Southern Union Panhandle, and
                                               in turn by Southern Union
                                               Panhandle to the Borrower and the
                                               AIG Entities;

                                           (b) all cash proceeds distributed to
                                               the Borrower from such sale shall
                                               be immediately applied against
                                               the Borrower's Debt in the
                                               following order: (i) first to the
                                               Bridge Loan until the same is
                                               fully paid; (ii) second, 50% of
                                               the remaining cash proceeds shall
                                               be applied to the Term Loan
                                               Facility; and (iii) the balance,
                                               if any, shall be applied to Debt
                                               under the Short-Term Revolving
                                               Credit Facility and/or Debt
                                               outstanding under the Long-Term
                                               Revolving Credit Facility; and

                                           (c) all requisite approvals and
                                               consents from any Governmental
                                               Authority with respect to such
                                               sale shall have been received by
                                               Panhandle Eastern in a form
                                               acceptable to the Administrative
                                               Agent.